                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 30, 1996

                                METROCALL, INC.
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                         0-21924                       54-1215634
-----------------------------   -----------------------------   -----------------------------
(State or other jurisdiction      (Commission File Number)      (IRS Employer Identification
      of incorporation)                                                     No.)

               6677 Richmond Highway, Alexandria, Virginia 22306
       ------------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (703) 660-6677

                                 Not Applicable
                   ------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITIONS OR DISPOSITIONS OF ASSETS

  Satellite Paging and Message Network

     On August 30, 1996, Metrocall, Inc. (the "Company") completed a transaction pursuant to which the Company acquired substantially all of the assets of Satellite Paging ("Satellite") and Message Network for total consideration of approximately $28.0 million, consisting of $17.0 million in cash, and the issuance of shares of the Company's common stock with a value of approximately $11.0 million. Based on the Company's stock price at the time of closing, the total number of shares of the Company's common stock to be issued in this transaction was approximately 1.6 million. The Company has agreed to file a registration statement under the Securities Act of 1933 relating to the resale of the shares issued to the sellers. Upon effectiveness of such registration statement, the final number of shares will be adjusted, if necessary, based upon the average of the mid-points of closing bid and ask prices for the Company's stock for the five trading day period ceasing on the second business day prior to effectiveness of the registration statement. The cash portion of the purchase price was funded primarily by borrowings under the Company's existing credit facility. The acquisition of Satellite and Message Network adds approximately 100,000 subscribers to Metrocall's customer base. These customers and the related system infrastructure are located throughout New York, New Jersey and southern Florida. The transaction will be accounted for as a purchase for financial reporting purposes.

     Satellite and Message Network operate multi-regional paging and wireless messaging networks in the United States, primarily in the New York/New Jersey metropolitan area and southern Florida, respectively. The primary assets of Satellite and Message Network include transmission equipment, subscriber paging units and licenses issued by the Federal Communications Commission.

  Other Acquisitions

     On July 16, 1996, the Company completed the acquisition of Parkway Paging, Inc. ("Parkway"). Financial Statements of Parkway have previously been filed and the financial statements of Parkway are included herein to provide financial data through June 30, 1996 for the purpose of incorporation by reference into registration statements under the Securities Act of 1933.

     In addition to the Satellite acquisition and the Parkway acquisition, the Company has previously announced that it has entered into a Merger Agreement dated May 16, 1996 with A+ Network, Inc. and entered into an Asset Purchase Agreement dated April 22, 1996 with Page America Group, Inc. ("Page America") relating to the purchase of substantially all of the assets of Page America. The Company considers the acquisition of those assets probable and is filing financial statements of A+ Network, Inc., Network Paging Corporation (which was recently acquired by A+ Network, Inc.) and Page America for the purpose of incorporation by reference into registrations statements under the Securities Act of 1933.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

  Financial Statements of Acquired Businesses and Probable Acquisitions

O.R. ESTMAN, INC. AND DANA PAGING, INC. DBA SATELLITE PAGING AND MESSAGE NETWORK Report of Arthur Andersen LLP, Independent Public Accountants
Combined Balance Sheets, December 31, 1995 and June 30, 1996
Combined Statements of Operations and Accumulated Deficit for the Year Ended
  December 31, 1995 and the Six-Month Periods Ended June 30, 1995 and 1996 Combined Statements of Cash Flows for the Year Ended December 31, 1995 and the
  Six-Month Period Ended June 30, 1995 and 1996
Notes to Combined Financial Statements

PARKWAY PAGING, INC.
Report of Hutton, Patterson & Company, Independent Public Accountants
Balance Sheets, December 31, 1994, 1995 and June 20, 1996
Statements of Income and Retained (Deficit) Earnings for the Years Ended
  December 31, 1995, 1994 and 1993 and the Periods Ended June 20, 1996 and 1995 Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993
  and the Periods Ended June 20, 1996 and 1995
Notes to Financial Statements

A+ NETWORK, INC.
Independent Auditors' Report, Deloitte & Touche LLP
Consolidated Balance Sheets, December 31, 1994, 1995 and June 30, 1996
  (Unaudited)
Consolidated Statements of Operations Years Ended December 31, 1993, 1994 and
  1995 and Six Months Ended June 30, 1995 and 1996 (Unaudited)
Consolidated Statements of Stockholders' Equity (Deficit) Years Ended December
  31, 1993, 1994 and 1995 and Six Months Ended June 30, 1996 (Unaudited) Consolidated Statements of Cash Flows Years Ended December 31, 1993, 1994 and
  1995 and Six Months Ended June 30, 1995 and 1996 (Unaudited)
Notes to Consolidated Financial Statements

NETWORK PAGING CORPORATION
Report of Price Waterhouse LLP, Independent Certified Public Accountants Consolidated Balance Sheets, December 31, 1993 and 1994
Consolidated Statements of Operations for the Years Ended December 31, 1993 and
  1994
Consolidated Statements of Shareholders' Equity (Deficit) for the Years Ended
  December 31, 1993 and 1994
Consolidated Statements of Cash Flows for the Years Ended December 31, 1993 and
  1994
Notes to Consolidated Financial Statements

NETWORK PAGING CORPORATION (UNAUDITED)
Unaudited Consolidated Statements of Operations Periods Ended October 31, 1994
  and October 24, 1995
Unaudited Consolidated Statements of Shareholders' Equity Periods Ended October
  31, 1994 and October 24, 1995
Unaudited Consolidated Statements of Cash Flows Periods Ended October 31, 1994
  and October 24, 1995
Notes to Unaudited Consolidated Financial Statements

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS--(CONTINUED)

PAGE AMERICA GROUP, INC.
Report of Ernst & Young LLP, Independent Auditors
Statements of Net Assets, December 31, 1994, 1995 and June 30, 1996 (Unaudited) Statements of Operations and Net Assets for the Years Ended December 31, 1993,
  1994 and 1995 and for the Six Months Ended June 30, 1995 and 1996 (Unaudited) Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995
  and for the Six Months Ended June 30, 1995 and 1996 (Unaudited)
Notes to Financial Statements

  Pro Forma Financial Information

Unaudited Pro Forma Condensed Financial Data
Unaudited Pro Forma Condensed Combined Balance Sheets as of June 30, 1996 Unaudited Pro Forma Condensed Combined Statement of Operations for the Year
  Ended December 31, 1995
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six-Month
  Period Ended June 30, 1996
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

  Exhibits

   2.1       Asset Purchase Agreement by and among O.R. Estman, Inc. d/b/a Satellite Paging,
             Dana Paging, Inc. d/b/a Message Network, Bertram M. Wachtel, Edward R. Davalos,
             Kevan D. Bloomgren and Metrocall, Inc., dated February 28, 1996.(a)
   2.2       Amendment to the Asset Purchase Agreement by and among O.R. Estman, Inc. d/b/a
             Satellite Paging, Dana Paging, Inc. d/b/a Message Network, Bertram M. Wachtel,
             Edward R. Davalos, Kevan D. Bloomgren and Metrocall, Inc., dated August 30,
             1996.(b)
  23.1       Consent of Arthur Andersen LLP, as independent public accountants for O.R. Estman,
             Inc. and Dana Paging, Inc. dba Satellite Paging and Message Network
  23.2       Consent of Hutton, Patterson & Company, as independent public accountants for
             Parkway Paging, Inc.
  23.3       Consent of Deloitte & Touche LLP, as independent public accountants for A+
             Network, Inc.
  23.4       Consent of Price Waterhouse LLP, as independent public accountants for Network
             Paging Corporation
  23.5       Consent of Ernst & Young LLP, as independent public accountants for Page America
             Group, Inc.

---------------
(a) Incorporated by reference to Metrocall's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission on July 15, 1996.

(b) Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                          METROCALL, INC.

                                                 /s/ VINCENT D. KELLY
                                          --------------------------------------
                                                     VINCENT D. KELLY
                                          Chief Financial Officer, Treasurer and
                                                      Vice President

Date: September 27, 1996

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                      AND PRO FORMA FINANCIAL INFORMATION

                                                                                        PAGE
                                                                                        ----
O.R. ESTMAN, INC. AND DANA PAGING, INC. DBA SATELLITE PAGING AND MESSAGE NETWORK
Report of Arthur Andersen LLP, Independent Public Accountants........................   F- 1
Combined Balance Sheets, December 31, 1995 and June 30, 1996.........................   F- 2
Combined Statements of Operations and Accumulated Deficit for the Year Ended December
  31, 1995 and the Six-Month Periods Ended June 30, 1995 and 1996....................   F- 3
Combined Statements of Cash Flows for the Year Ended December 31, 1995 and
  the Six-Month Period Ended June 30, 1995 and 1996..................................   F- 4
Notes to Combined Financial Statements...............................................   F- 5

PARKWAY PAGING, INC.
Report of Hutton, Patterson & Company, Independent Public Accountants................   F-10
Balance Sheets, December 31, 1994, 1995 and June 20, 1996............................   F-11
Statements of Income and Retained (Deficit) Earnings for the Years Ended December 31,
  1995, 1994 and 1993 and the Periods Ended June 20, 1996 and 1995...................   F-12
Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993 and
  the Periods Ended June 20, 1996 and 1995...........................................   F-13
Notes to Financial Statements........................................................   F-14

A+ NETWORK, INC.
Independent Auditors' Report, Deloitte & Touche LLP..................................   F-22
Consolidated Balance Sheets, December 31, 1994, 1995 and June 30, 1996 (Unaudited)...   F-23
Consolidated Statements of Operations Years Ended December 31, 1993, 1994 and 1995
  and Six Months Ended June 30, 1995 and 1996 (Unaudited)............................   F-24
Consolidated Statements of Stockholders' Equity (Deficit) Years Ended December 31,
  1993, 1994 and 1995 and June 30, 1996 (Unaudited)..................................   F-25
Consolidated Statements of Cash Flows Years Ended December 31, 1993, 1994 and 1995
  and Six Months Ended June 30, 1995 and 1996 (Unaudited)............................   F-26
Notes to Consolidated Financial Statements...........................................   F-27

NETWORK PAGING CORPORATION
Report of Price Waterhouse LLP, Independent Certified Public Accountants.............   F-39
Consolidated Balance Sheets, December 31, 1993 and 1994..............................   F-40
Consolidated Statements of Operations for the Years Ended December 31, 1993 and
  1994...............................................................................   F-41
Consolidated Statements of Shareholders' Equity (Deficit) for the Years Ended
  December 31, 1993 and 1994.........................................................   F-42
Consolidated Statements of Cash Flows for the Years Ended December 31, 1993 and
  1994...............................................................................   F-43
Notes to Consolidated Financial Statements...........................................   F-44

NETWORK PAGING CORPORATION (UNAUDITED)
Unaudited Consolidated Statements of Operations Periods Ended October 31, 1994 and
  October 24, 1995...................................................................   F-53
Unaudited Consolidated Statements of Shareholders' Equity Periods Ended October 31,
  1994 and October 24, 1995..........................................................   F-54
Unaudited Consolidated Statements of Cash Flows Periods Ended October 31, 1994 and
  October 24, 1995...................................................................   F-55
Notes to Unaudited Consolidated Financial Statements.................................   F-56

                                                                                        PAGE
                                                                                        ----
INC.Report of Ernst & Young LLP, Independent Auditors................................   F-57
Statements of Net Assets, December 31, 1994, 1995 and June 30, 1996 (Unaudited)......   F-58
Statements of Operations and Net Assets for the Years Ended December 31, 1993, 1994
  and 1995 and for the Six Months Ended June 30, 1995 and 1996 (Unaudited)...........   F-59
Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995 and for
  the Six Months Ended June 30, 1995 and 1996 (Unaudited)............................   F-60
Notes to Financial Statements........................................................   F-61
PRO FORMA FINANCIAL INFORMATION
Pro Forma Condensed Combined Financial Data..........................................   F-66
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1996.............   F-67
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended
  December 31, 1995..................................................................   F-68
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months
  Ended June 30, 1996................................................................   F-69
Notes to Unaudited Pro Forma Condensed Combined Financial Statements.................   F-70

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
O.R. Estman, Inc. and Dana Paging, Inc.:

     We have audited the accompanying combined balance sheet of O.R. Estman, Inc. and Dana Paging, Inc. (the "Companies") as of December 31, 1995, and the related combined statement of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                               ARTHUR ANDERSEN LLP

ROSELAND, NEW JERSEY
APRIL 24, 1996

                    O.R. ESTMAN, INC. AND DANA PAGING, INC.

                            COMBINED BALANCE SHEETS
                   AS OF DECEMBER 31, 1995 AND JUNE 30, 1996

                                                              DECEMBER 31, 1995       JUNE 30, 1996
                                                              -----------------       -------------
                                                                                        (UNAUDITED)
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 2)........................    $     848,985         $     690,362
  Restricted cash (Note 2)..................................          300,000               300,000
  Accounts receivable, less allowance for doubtful accounts
     of $97,511 and $32,812 as of December 31, 1995 and June
     30, 1996, respectively.................................          470,069               472,460
  Receivables, other........................................           82,803                74,848
  Inventories (Note 2)......................................          429,276               423,128
  Prepaid expenses and other current assets.................           30,337                31,076
                                                                -------------         -------------
          Total current assets..............................        2,161,470             1,991,874
                                                                -------------         -------------
FURNITURE AND EQUIPMENT, at cost (Note 2):
  Paging equipment..........................................        1,987,280             1,822,003
  Transmission equipment....................................        2,897,302             2,994,827
  Furniture and office equipment............................        1,095,823             1,118,357
                                                                -------------         -------------
                                                                    5,980,405             5,935,187
  Less -- Accumulated depreciation..........................       (4,190,490)           (4,235,797)
                                                                -------------         -------------
          Furniture and equipment, net......................        1,789,915             1,699,390
                                                                -------------         -------------
OTHER ASSETS (Note 3).......................................           93,681               121,667
                                                                -------------         -------------
          Total assets......................................    $   4,045,066         $   3,812,931
                                                                =============         =============
                    LIABILITIES AND STOCKHOLDERS' DEFICIT
                             CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 4).............    $     307,774         $     136,267
  Deferred revenue (Note 2).................................        1,006,601               889,248
  Accounts payable and accrued expenses.....................          740,549               488,521
  Taxes payable.............................................           48,426                    --
  Other liabilities (Note 6)................................          625,184               533,577
                                                                -------------         -------------
          Total current liabilities.........................        2,728,534             2,047,613
                                                                -------------         -------------
LONG-TERM DEBT (Note 4).....................................       11,272,235            11,272,235
                                                                -------------         -------------
          Total liabilities.................................       14,000,769            13,319,848
                                                                -------------         -------------
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' DEFICIT (Note 4):
  Common stock, no par value; 4,000 shares authorized; 1,222 shares issued and outstanding as of December 31, 1995
     and June 30, 1996, respectively........................        9,215,475             9,215,475
  Additional paid-in capital................................           23,240                23,240
  Accumulated deficit.......................................      (19,194,418)          (18,745,632)
                                                                -------------         -------------
          Total stockholders' deficit.......................       (9,955,703)           (9,506,917)
                                                                -------------         -------------
          Total liabilities and stockholders' deficit.......    $   4,045,066         $   3,812,931
                                                                =============         =============

The accompanying notes to combined financial statements are an integral part of these statements.

                    O.R. ESTMAN, INC. AND DANA PAGING, INC.

           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                  FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE
                 SIX-MONTH PERIODS ENDED JUNE 30, 1995 AND 1996

                                                                              JUNE 30,
                                                   DECEMBER 31,     -----------------------------
                                                       1995             1996             1995
                                                   ------------     ------------     ------------
                                                                                      (UNAUDITED)
REVENUES:
  Services, rent and maintenance revenue.........  $ 10,722,832     $  5,029,532     $  5,331,723
  Product sales..................................     1,369,475          588,559          667,604
                                                   ------------     ------------     ------------
          Total revenues.........................    12,092,307        5,618,091        5,999,327
                                                   ------------     ------------     ------------
OPERATING EXPENSES:
  Services, rent and maintenance.................     3,917,891        1,826,324        1,919,383
  Cost of products sold..........................     1,556,650          622,011          914,095
  Selling, general and administrative expenses...     4,280,770        1,790,243        2,260,463
  Depreciation and amortization (Note 2).........     1,064,254          339,079          754,971
                                                   ------------     ------------     ------------
          Total expenses.........................    10,819,565        4,577,657        5,848,912
                                                   ------------     ------------     ------------
          Income from operations.................     1,272,742        1,040,434          150,415
OTHER INCOME (EXPENSE):
  Interest income................................        35,290           17,982           42,568
  Interest expense (Note 4)......................      (737,605)        (524,613)        (201,385)
  Other expense..................................       (38,013)         (72,746)              --
                                                   ------------     ------------     ------------
          Income before reorganization and
            extraordinary item...................       532,414          461,057           (8,402)
REORGANIZATION ITEMS (Note 1) -- Professional
  fees...........................................       403,745           12,273          379,310
                                                   ------------     ------------     ------------
          Income (loss) before extraordinary
            item.................................       128,669          448,784         (387,712)
EXTRAORDINARY ITEM (Note 4) -- Forgiveness of
  debt...........................................     5,927,778               --        5,927,778
                                                   ------------     ------------     ------------
          Net income (loss)......................     6,056,447          448,784        5,540,066
ACCUMULATED DEFICIT, beginning of period.........   (25,250,865)     (19,194,418)     (25,250,865)
                                                   ------------     ------------     ------------
ACCUMULATED DEFICIT, end of period...............  $(19,194,418)    $(18,745,634)    $(19,710,799)
                                                   ============     ============     ============

The accompanying notes to combined financial statements are an integral part of these statements.

                    O.R. ESTMAN, INC. AND DANA PAGING, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE
                 SIX-MONTH PERIODS ENDED JUNE 30, 1995 AND 1996

                                                                                 JUNE 30,
                                                       DECEMBER 31,     --------------------------
                                                           1995            1996           1995
                                                       ------------     ----------     -----------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................  $  6,056,447     $  448,784     $ 5,540,066
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities --
     Depreciation and amortization...................     1,064,254        339,079         754,971
     Forgiveness of debt.............................    (5,576,071)            --      (5,927,778)
     Changes in assets and liabilities
       (Increase) decrease in accounts receivables,
          net........................................       441,816         (2,391)        276,296
       (Increase) decrease in inventories............       126,852          6,148         145,394
       Increase in prepaid expenses and other current
          assets.....................................       (17,067)          (739)         (6,503)
       (Increase) decrease in receivables, other.....         3,152          7,955          (1,866)
       (Increase) decrease in other assets...........        81,493        (27,986)         30,108
       Increase (decrease) in deferred revenue.......      (368,889)      (117,353)        226,507
       Increase (decrease) in accounts payable and
          accrued expenses...........................      (799,116)      (252,028)       (378,152)
       Decrease in taxes payable.....................      (466,786)       (48,426)       (129,892)
       Decrease in due to stockholders...............      (117,773)             0        (117,773)
       Decrease in other liabilities.................      (354,278)       (91,607)        (79,061)
                                                       ------------     ----------     -----------
          Net cash provided by operating
            activities...............................        74,034        261,436         332,317
CASH FLOWS FROM INVESTING ACTIVITIES -- Purchases of
  property, plant and equipment, net.................      (807,465)      (248,552)       (637,921)
CASH FLOWS FROM FINANCING ACTIVITIES --
  Net (repayments) borrowings of long-term debt......      (741,167)      (171,507)       (668,509)
                                                       ------------     ----------     -----------
          Net increase (decrease) in cash............    (1,474,598)      (158,623)       (974,113)
CASH AND CASH EQUIVALENTS, beginning of
  period.............................................     2,623,583      1,148,985       2,623,583
                                                       ------------     ----------     -----------
CASH AND CASH EQUIVALENTS, end of period.............  $  1,148,985     $  990,362     $ 1,649,470
                                                       ============     ==========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for
     Interest........................................  $    648,305     $   94,565     $     4,857
     Taxes...........................................        10,403        373,797         169,557
                                                       ============     ==========     ===========

The accompanying notes to combined financial statements are an integral part of these statements.

                    O.R. ESTMAN, INC. AND DANA PAGING, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1)  DESCRIPTION OF BUSINESS

     The combined financial statements include accounts of O. R. Estman, Inc. ("Estman"), a New Jersey corporation and Dana Paging, Inc. ("Dana"), a Florida corporation (jointly, the "Companies") which are under common control. The Companies are principally engaged in the business of selling pagers and providing wireless paging and messaging services. The Companies serve various regions of New Jersey, New York, Connecticut and Florida. The Companies do business as Satellite Paging, Message Network, Area Paging, Connect-A-Beep and Comm Center.

     On December 30, 1993, the Companies filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"). The cases were administratively consolidated by the Bankruptcy Court.

     On April 24, 1995, a Plan of Reorganization (the "Plan") was confirmed by the Bankruptcy Court and unanimously approved by all classes. In accordance with bankruptcy law, the Plan became effective on May 24, 1995, 30 days after its confirmation (the "effective date"). The Plan provided for a 60-day extension from the effective date of the Plan to accept or reject the executory contracts for Estman's Fairfield, New Jersey facility and Dana's Inverness, Florida sales office. These executory contracts were rejected.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use Of Estimates In The Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Principles Of Combined Statements

     All significant balances between Estman and Dana have been eliminated in the combination.

  Cash And Cash Equivalents

     For purposes of cash flows, the Companies consider investments with a maturity less than three months to be cash equivalents.

  Restricted Cash

     At December 31, 1995 certificates of deposit in the amount of $300,000 were assigned to a bank as security for a letter of credit issued on behalf of Dana. The assignment expires in July 1996.

  Inventories

     Inventories are stated at the lower of cost (specific identification method) or market, and consist of the following:

                                                              DECEMBER 31,      JUNE 30,
                                                                  1995            1996
                                                              ------------     -----------
                                                                               (UNAUDITED)
        Pagers..............................................    $368,720        $ 369,231
        Parts and accessories...............................      60,556           53,897
                                                                --------         --------
                                                                $429,276        $ 423,128
                                                                ========         ========

                    O.R. ESTMAN, INC. AND DANA PAGING, INC.

  Furniture And Equipment

     Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based on the following estimated useful lives:

        Pagers...........................................................     3 years
        Furniture and fixtures...........................................   5-7 years

  Income Taxes

     Dana has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions Dana is not subject to Federal corporate taxes, the stockholders are taxed on their proportionate share of Dana's taxable income. Estman has elected to be taxed as a C Corporation for Federal income tax purposes.

  Revenue Recognition

     The Companies recognize revenue under service, rental and maintenance agreements with customers as the related services are performed. Advance billings for services are deferred and recognized as revenue when earned. The Companies lease certain pagers under a quarterly, semiannual and yearly basis. Sales of pagers are recognized upon delivery.

(3)  OTHER ASSETS

     Other assets include intangibles, net of accumulated amortization, and are composed of the following:

                                                              DECEMBER 31,      JUNE 30,
                                                                  1995            1996
                                                              ------------     -----------
                                                                               (UNAUDITED)
        Security deposits and other assets..................    $ 50,568        $  59,542
        Customer lists......................................      43,113           62,125
                                                                --------        ---------
                                                                $ 93,681        $ 121,667
                                                                ========        =========

     The cost of acquired customer lists was being amortized over five years on a straight-line basis.

(4)  LONG-TERM DEBT AND LIABILITIES

     Long-term debt consists of the following as of December 31, 1995:

        Motorola notes payable (a)......................................  $11,000,000
        Promissory note payable (b).....................................      205,675
        Prepetition priority tax claims payable (c).....................      360,809
        Other...........................................................       13,525
                                                                          -----------
                                                                           11,580,009
        Less -- Current maturities......................................      307,774
                                                                          -----------
                                                                          $11,272,235
                                                                          ===========

     (a) In connection with the Plan, on December 9, 1994, the Companies executed a debt restructuring plan and agreement, as amended (the "Motorola Restructuring Document"), with Motorola, Inc. ("Motorola") the largest secured creditor of the Companies. Such debt totaled approximately $26,800,000. The Motorola Restructuring Document provided that on the effective date, among other things, (a) Dana paid the sum of $181,818 and issued a note for $2,000,000 to Motorola (b) Estman paid the sum of $818,182, issued a

                    O.R. ESTMAN, INC. AND DANA PAGING, INC.

note for $9,000,000, and issued 20% of its common stock of Estman to Motorola in exchange for $9,200,000 of indebtedness subject to compromise (c) Motorola forgave approximately $5,576,000 of Dana's prepetition debt. In addition, the Motorola notes are secured by a first priority lien on substantially all of the assets of the Companies, are guaranteed by the Companies' stockholders, and are secured by 100% of the common stock of Dana and the 80% of the common stock of Estman not owned by Motorola after the Plan's effective date. The Motorola notes require interest payments on a monthly basis at 9.09%. The principal is due
30 months from the effective date of the Plan.

     Pursuant to the Motorola Restructuring Document, the Companies' stockholders entered into a Stockholder Agreement (the "Agreement") with Motorola. The Agreement includes, among other things, terms for Companies' stockholders to purchase Motorola's 20% interest in Estman, as defined.

     (b) The promissory note payable bears interest at 9% and is payable in monthly payments of principal and interest of $18,337 maturing in December 1996.

     (c) The prepetition priority tax claims are payable to the State of Florida Department of Revenue. Monthly payments of $6,327 bearing interest at 10% will be made through 2002.

     Aggregate principal payments subsequent to December 31, 1995 are as follows:

        1996............................................................  $   307,774
        1997............................................................   11,051,201
        1998............................................................       56,570
        1999............................................................       62,495
        2000............................................................       69,038
        Thereafter......................................................       32,931

                                                       BEFORE                 AFTER
                                                   REORGANIZATION        REORGANIZATION
                                                 ------------------     -----------------
                                                  DANA      ESTMAN       DANA      ESTMAN
                                                 ------     -------     ------     ------
                                                               (IN THOUSANDS)
        Paid at consummation...................  $    0     $     0     $  182     $  818
        Motorola note..........................   7,758      19,028      2,000      9,000
        Common stock...........................       3           3          3      9,213
        Debt forgiveness.......................       0           0      5,576          0

     On January 1, 1995, an officer of the Companies exercised all of his stock options, pursuant to each Companies qualified stock option plan, at an exercise price of $0 which resulted in the issuance of an additional 22 shares of common stock of Estman and Dana.

     Each Companies common stock capitalization before and after the reorganization is shown below:

                                                          BEFORE               AFTER
                                                      REORGANIZATION      REORGANIZATION
                                                      ---------------     ---------------
                                                      DANA     ESTMAN     DANA     ESTMAN
                                                      ----     ------     ----     ------
                                                                (IN THOUSANDS)
        Bertram Wachtel.............................  100        100      100        360
        Edward Davalos..............................  100        100      100        360
        Kevan Bloomgren.............................    0          0       22         80
        Motorola, Inc...............................    0          0        0        200
                                                      ---        ---      ---      -----
                                                      200        200      222      1,000
                                                      ===        ===      ===      =====

     Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (SOP 90-7), requires certain disclosures for companies emerging from Chapter 11. Accordingly, under

                    O.R. ESTMAN, INC. AND DANA PAGING, INC.

SOP 90-7, the Companies have stated their liabilities at the value of the amounts to be paid and have reflected the forgiveness of debt as an extraordinary item.

(5)  INCOME TAXES

     The Companies have approximately $15,700,000 of net operating loss carryforwards at December 31, 1995 which expire at various times through 2010.

     The Companies adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). In accordance with SFAS 109, the Companies have a deferred tax asset of $5,300,000 and a corresponding valuation allowance because of the uncertainty of the realization of this asset.

(6)  COMMITMENTS AND CONTINGENCIES

     On March 12, 1991, Estman and Tel-Air Communications, Inc. ("Tel-Air") entered into a contract ("Tel-Air Agreement") which provided for the sale of substantially all of Tel-Air's assets to Estman. In November 1991, Estman filed suit against Tel-Air seeking specific performance under the Tel-Air Agreement or recovery of damages resulting from Tel-Air's breach.

     On September 23, 1992, Estman was awarded a partial summary judgment against Tel-Air in the amount of $574,488. On February 21, 1996, the Court also granted Estman specific performance under the Tel-Air Agreement. On March 28, 1996, the Court further ordered Tel-Air to fully disclose to Estman all information with respect to its operations and financial position so that Estman might complete its due diligence associated with the transaction. Management believes Tel-Air and its owners violated the terms of an injunction issued on January 30, 1992 which proscribes, among other things, that Tel-Air not sell its assets outside of the ordinary course of business, refinance its debt, or place any additional liens on its assets. Estman is taking action to have the Court unwind the violative transactions, and determine the final adjusted purchase price. At December 31, 1995, Estman had a reserve of approximately $342,000 for estimated remaining legal fees associated with the case. This amount is included in other liabilities in accompanying combined balance sheets. Estman's management believes that the remaining expenses to be incurred in connection with the Tel-Air suit will not exceed this established reserve.

     Estman and various employees were defendants in a suit filed by a former employee alleging a claim of harassment and gender discrimination. The plaintiff was noticed as a creditor in the Chapter 11 proceedings and did not file a proof of claim by the bar date, accordingly, Estman was dismissed as a party to the suit. Although not legally bound to pay for employees council, Estman has and continues to pay council on behalf of the employee defendants. Accordingly, Estman has reserved approximately $238,500 for potential legal fees to protect the interest of its employees. This amount is reflected in other liabilities in the accompanying combined balance sheet at December 31, 1995.

     The Companies have operating leases for offices and officers' cars which expire on various dates through 2000. In most cases, the Companies expect that in the normal course of business leases will be renewed or replaced by other leases.

     Minimum annual rental commitments (exclusive of taxes, maintenance, etc.) under all noncancellable operating leases at December 31, 1995 are as follows --

                    1996........................................  $330,027
                    1997........................................   124,333
                    1998........................................     9,921
                    1999........................................     8,753
                    2000........................................     6,565

                    O.R. ESTMAN, INC. AND DANA PAGING, INC.

     Total rent expense charged to operations for the year ended December 31, 1995 and the six-month periods ended June 30, 1995 and 1996 (unaudited) was $322,225, $158,616 and $137,410, respectively.

(7) SUBSEQUENT EVENT

     On February 28, 1996, the shareholders of the Companies entered into an agreement to sell essentially all of the Companies' operating assets to Metrocall, Inc. The sale is conditioned upon assignment of the Companies' Federal Communications Commission ("FCC") licenses to Metrocall. As of April 24, 1996, all of the Companies' private carrier licenses had been assigned to Metrocall and the assignment of the Companies' common carrier licenses are pending before the FCC. Terms of the agreement specify a $28,000,000 cash purchase price, subject to certain adjustments.

                    [HUTTON, PATTERSON & COMPANY LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Parkway Paging, Inc.
Plano, Texas

     We have audited the balance sheets of Parkway Paging, Inc. as of December 31, 1995 and 1994, and the related statements of income and retained (deficit) earnings and cash flows for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parkway Paging, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

Hutton, Patterson & Company

February 13, 1996
  (except for Note M, as to
  which the date is September 30, 1996)
Dallas, Texas

                              PARKWAY PAGING, INC.

                                 BALANCE SHEETS
                  DECEMBER 31, 1995 AND 1994 AND JUNE 20, 1996

                                                                                                              UNAUDITED
                                                                                                               (NOTE M)
                                                                                         DECEMBER 31,         ----------
                                                                                    -----------------------    JUNE 20,
                                                                                       1995         1994         1996
                                                                                    ----------   ----------   ----------
                                    ASSETS
CURRENT ASSETS
  Cash (Note A).................................................................... $    7,103   $  516,984   $  267,001
  Accounts receivable (Note A).....................................................    628,473      511,094      927,800
  Inventory (Note A)...............................................................    403,879      704,530      659,771
  Notes receivable, current (Notes B & J)..........................................      9,920       22,032       10,323
  Other receivables................................................................     35,885       14,125       43,268
  Prepaid taxes (Note I)...........................................................     56,477      122,818       56,477
  Deferred income tax asset (Note I)...............................................    105,722       66,605      105,722
  Prepaid expenses.................................................................        631       31,821       23,353
                                                                                    ----------   ----------   ----------
         TOTAL CURRENT ASSETS......................................................  1,248,090    1,990,009    2,093,715
                                                                                    ----------   ----------   ----------
PAGERS HELD FOR LEASE OR SALE (net of accumulated depreciation of $292,203,
  $440,511 and $342,284 at December 31, 1995, 1994 and June 20, 1996, respectively)
  (Notes A, F & G).................................................................    257,349      180,956      215,902
                                                                                    ----------   ----------   ----------
PROPERTY AND EQUIPMENT (net of accumulated depreciation) (Notes A, C, F & G).......  3,078,019    2,515,488    2,685,683
OTHER ASSETS
  Long-term notes receivable (Notes B & J).........................................     57,613       67,023       51,838
  Deferred income tax asset (Note I)...............................................     17,102       13,078       17,102
  Other (Note D)...................................................................     18,748       36,284        9,481
                                                                                    ----------   ----------   ----------
         TOTAL OTHER ASSETS........................................................     93,463      116,385       78,421
                                                                                    ----------   ----------   ----------
                                                                                    $4,676,921   $4,802,838   $5,073,721
                                                                                    ==========   ==========   ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable................................................................. $   77,573   $  313,811   $      458
  Deferred revenue (Note A)........................................................    706,473      761,335    1,193,345
  Accrued and other liabilities (Note E)...........................................     92,738      107,804       53,690
  Current maturities of notes payable (Note G).....................................    256,351      183,199      596,873
  Current maturities of obligations under capital leases (Note F)..................  2,149,708    1,544,712    1,770,162
                                                                                    ----------   ----------   ----------
         TOTAL CURRENT LIABILITIES.................................................  3,282,843    2,910,861    3,614,528
                                                                                    ----------   ----------   ----------
LONG-TERM DEBT
  Notes payable (Note G)...........................................................    419,943      236,109      489,209
  Obligations under capital leases (Note F)........................................    813,288    1,407,689      379,504
                                                                                    ----------   ----------   ----------
         TOTAL LONG-TERM DEBT......................................................  1,233,231    1,643,798      868,713
                                                                                    ----------   ----------   ----------
         TOTAL LIABILITIES.........................................................  4,516,074    4,554,659    4,483,241
                                                                                    ----------   ----------   ----------
COMMITMENTS AND CONTINGENCIES (Notes H, K and L)...................................         --           --           --
STOCKHOLDERS' EQUITY (Note L)
  Common stock (10,000,000 shares authorized, 24,398 shares issued and outstanding,
    $1.00 par).....................................................................     24,398       24,398       24,398
  Additional paid-in capital.......................................................    364,602      364,602      364,602
  Retained (deficit) earnings......................................................   (228,153)    (140,821)     201,480
                                                                                    ----------   ----------   ----------
         TOTAL STOCKHOLDERS' EQUITY................................................    160,847      248,179      590,480
                                                                                    ----------   ----------   ----------
                                                                                    $4,676,921   $4,802,838   $5,073,721
                                                                                    ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                              PARKWAY PAGING, INC.

              STATEMENTS OF INCOME AND RETAINED (DEFICIT) EARNINGS FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                 AND THE QUARTERS ENDED JUNE 20, 1996 AND 1995

                                                                                                         UNAUDITED
                                                                                                          (NOTE M)
                                                                DECEMBER 31,                     --------------------------
                                                 -------------------------------------------      JUNE 20,       JUNE 20,
                                                    1995            1994            1993            1996           1995
                                                 -----------     -----------     -----------     ----------     -----------
REVENUES
  Service, rent and maintenance revenues.......  $ 7,403,225     $ 5,218,774     $ 4,216,416     $4,393,713     $ 3,251,030
  Product sales................................    2,344,026       1,909,991       1,433,461        846,956       1,211,279
                                                 -----------     -----------     -----------     ----------     -----------
                                                   9,747,251       7,128,765       5,649,877      5,240,669       4,462,308
  Cost of products sold (Note A)...............   (2,261,776)     (1,892,906)     (1,265,761)      (740,548)     (1,182,415)
                                                 -----------     -----------     -----------     ----------     -----------
                                                   7,485,475       5,235,859       4,384,116      4,500,121       3,279,893
                                                 -----------     -----------     -----------     ----------     -----------
OPERATING EXPENSES
  Service, rent and maintenance................    2,329,764       1,674,627       1,068,198      1,874,789       1,293,265
  Selling......................................    1,113,808         712,554         412,138        520,505         443,168
  General and administrative...................    2,541,642       1,710,251       1,422,447        889,012         732,079
  Depreciation and amortization................    1,153,896         929,069         899,433        613,547         444,219
                                                 -----------     -----------     -----------     ----------     -----------
                                                   7,139,110       5,026,501       3,802,216      3,897,853       2,912,731
                                                 -----------     -----------     -----------     ----------     -----------
INCOME FROM OPERATIONS.........................      346,365         209,358         581,900        602,267         367,162
                                                 -----------     -----------     -----------     ----------     -----------
OTHER
  (Loss) gain on disposal (Note A).............      (71,683)        (65,748)             --         20,026              --
  Interest expense (net of interest income of
    $9,278, $15,591, $9,923, $2,827 and $6,621
    at December 31, 1995, 1994 and 1993 and
    June 30, 1996 and 1995, respectively.......     (405,155)       (359,299)       (332,166)      (192,661)       (178,441)
                                                 -----------     -----------     -----------     ----------     -----------
                                                    (476,838)       (425,047)       (332,166)      (172,635)       (178,441)
                                                 -----------     -----------     -----------     ----------     -----------
NET (LOSS) INCOME BEFORE BENEFIT (PROVISION)
  FOR FEDERAL INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE.....     (130,473)       (215,689)        249,734        429,632         188,721
BENEFIT (PROVISION) FOR FEDERAL INCOME TAXES
  (Note I).....................................       43,141          69,297         (78,025)            --              --
                                                 -----------     -----------     -----------     ----------     -----------
NET (LOSS) INCOME BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE...............      (87,332)       (146,392)        171,709        429,632         188,721
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE (Note I)...........................           --              --          51,996             --              --
                                                 -----------     -----------     -----------     ----------     -----------
NET (LOSS) INCOME..............................      (87,332)       (146,392)        223,705        429,632         188,721
RETAINED (DEFICIT) EARNINGS, beginning.........     (140,821)          5,571        (218,134)      (228,153)       (140,821)
                                                 -----------     -----------     -----------     ----------     -----------
RETAINED (DEFICIT) EARNINGS, ending............  $  (228,153)    $  (140,821)    $     5,571     $  201,480     $    47,901
                                                 ===========     ===========     ===========     ==========     ===========

   The accompanying notes are an integral part of these financial statements.

                              PARKWAY PAGING, INC.

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                 AND THE QUARTERS ENDED JUNE 20, 1996 AND 1995

                                                                                                       UNAUDITED
                                                                                                       (NOTE M)
                                                             DECEMBER 31,                     ---------------------------
                                              -------------------------------------------      JUNE 20,        JUNE 20,
                                                 1995            1994            1993            1996            1995
                                              -----------     -----------     -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income.........................  $   (87,332)    $  (146,392)    $   223,705     $  429,632      $  188,721
  Adjustments to reconcile net (loss) income
    to net cash provided by operating
    activities
    Depreciation and amortization...........    1,153,896         929,069         899,433        613,547         444,219
    Deferred federal income tax credit......      (43,141)        (69,297)        (10,385)            --              --
    Loss (gain) disposal....................       71,683          65,748              --        (20,026 )            --
    Changes in assets and liabilities
      (Increase) decrease in accounts
        receivable..........................     (117,379)         21,090        (457,525)      (318,657 )      (196,931 )
      Decrease (increase) in inventory......      300,651        (496,661)       (170,169)      (305,961 )       311,379
      Increase in other receivables.........      (21,760)        (10,036)         (4,089)        11,948          13,625
      Decrease (increase) in prepaid
        taxes...............................       66,341         (43,600)        (79,218)            --              --
      Decrease (increase) in prepaid
        expenses............................       31,190         (31,821)             --        (22,329 )        31,821
      (Increase) decrease in pagers held for
        lease or sale (Note A)..............     (145,073)         51,454          13,729         (8,634 )       191,188
      (Increase) decrease in deposits.......       (1,001)         (1,600)          5,102         (4,280 )          (401 )
      (Decrease) increase in accounts
        payable.............................     (236,238)        236,733          41,597        (77,115 )       (73,034 )
      (Decrease) increase in deferred
        revenue.............................      (54,862)        340,250         367,480        486,872         186,487
      (Decrease) increase in accrued and
        other liabilities...................      (15,066)         14,745          39,036        (13,117 )       (76,580 )
                                              -----------     -----------     -----------     -----------     -----------
  Net cash flows provided by operating
    activities..............................      901,909         859,682         868,696        771,880       1,020,494
                                              -----------     -----------     -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Receipts on notes receivable..............       21,522          25,875          15,425          5,371          11,496
  Purchases of property and equipment.......   (1,325,894)       (782,849)       (272,445)      (134,812 )    (1,074,131 )
  Proceeds on sale of fixed assets..........       20,000              --              --         21,000              --
                                              -----------     -----------     -----------     -----------     -----------
  Net cash flows used in investing
    activities..............................   (1,284,372)       (756,974)       (257,020)      (108,441 )    (1,062,635 )
                                              -----------     -----------     -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Additional obligations under capital
    leases for inventory....................    1,693,215       2,071,434       1,315,616      1,134,292         411,502
  Payments on obligations under capital
    leases..................................   (2,077,619)     (1,637,112)     (1,466,779)    (1,390,170 )      (577,855 )
  Proceeds from bank loans..................      511,475              --              --             --         216,000
  Payments on notes payable.................     (254,489)       (281,302)       (270,186)      (147,663 )      (123,363 )
                                              -----------     -----------     -----------     -----------     -----------
  Net cash flows (used in) provided by
    financing activities....................     (127,418)        153,020        (421,349)      (403,541 )       (73,716 )
                                              -----------     -----------     -----------     -----------     -----------
NET (DECREASE) INCREASE IN CASH.............     (509,881)        255,728         190,327        259,898        (115,857 )
CASH, beginning.............................      516,984         261,256          70,929          7,103         516,984
                                              -----------     -----------     -----------     -----------     -----------
CASH, ending................................  $     7,103     $   516,984     $   261,256     $  267,001      $  401,127
                                              ===========     ===========     ===========     ===========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
    Interest................................  $   417,258     $   378,351     $   334,307     $  195,488      $  185,062
                                              -----------     -----------     -----------     -----------     -----------
    Income taxes............................  $        --     $    43,600     $   115,632     $       --      $       --
                                              ===========     ===========     ===========     ===========     ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES
    Acquisitions of pagers held for lease or
      sale and property and equipment
      through capital leases (Note F).......  $   395,000     $   237,498     $   767,574     $1,134,292      $  583,332
                                              ===========     ===========     ===========     ===========     ===========
    Acquisitions of property and equipment
      through notes payable (Notes G & J)...  $        --     $        --     $    53,300     $       --      $       --
                                              ===========     ===========     ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                              PARKWAY PAGING, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE A -- THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Parkway Paging, Inc. (the Company) was formed on May 7, 1991, and incorporated in the state of Texas. Operations began on October 1, 1991. The Company was formed for the purpose of providing air time, leasing, wholesale and retail sales of pagers and pager repairs and service in the Dallas-Fort Worth Metroplex. During the year ended December 31, 1993, the Company expanded its services to include long distance and additional voice messaging services. The Company also purchased a tandem telephone switch which enabled the addition of the long distance service and will allow the Company to expand into the cellular telephone market and Local Exchange Carrier (LEC) billing.

     As discussed below, the Company acquired operations through an acquisition and merger of related companies. Parkway Communications, Inc. was formed in 1983 and has served the cellular, specialized mobile radio (SMR) and paging markets since its inception. In 1989, Parkway Communications, Inc. leased its assets to Parkway Paging I, Ltd. Prior to the merger, as described below, Parkway Communications, Inc. sold its cellular and SMR business to concentrate on the paging industry.

     The Company purchased the assets of Parkway Paging I, Ltd. (a partnership) through the issuance of 19,200 shares of common stock and the assumption of liabilities on October 1, 1991. The assets purchased were recorded at their estimated fair value at October 1, 1991, under the purchase method of accounting in accordance with generally accepted accounting principals. The value of the liabilities assumed and stock issued exceeded the estimated fair value of the assets by $71,665. This excess was recorded as goodwill.

     On October 1, 1991, the Company also affected a merger with Parkway Communications, Inc. and Business Paging, Inc. through the exchange of stock. The stockholders of Parkway Communications, Inc. and Business Paging, Inc. received 4,800 shares of stock in the Company in exchange for their stock in these two corporations. The assets, liabilities and equity of Parkway Communications, Inc. and Business Paging, Inc. were recorded at the book value as stated in the financial statements of these two corporations at September 30, 1991, under the pooling of interests method as prescribed under generally accepted accounting principals.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance are charged to expense as incurred. Upon retirement of equipment, the cost and the related accumulated depreciation are removed from

                              PARKWAY PAGING, INC.

NOTE A -- THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) the accounts. Depreciation and amortization are computed using straight-line and accelerated methods based on the following estimated useful lives:

            Broadcast equipment....................................   3 to 15 years
            Pagers held for lease or sale..........................         3 years
            Alpha dispatch equipment...............................         5 years
            Pager repair equipment.................................         7 years
            Office equipment.......................................   3 to 10 years
            Leaseholds.............................................   7 to 39 years
            Automobiles............................................         5 years

  Reserve for Doubtful Accounts

     The Company's policy is to expense accounts receivable of doubtful collectibility after 75 days. Therefore, no reserve is provided.

  Inventory

     Inventory consists of pagers specifically purchased for resale and pager parts utilized for repair of damaged pagers. Inventory is stated at the lower of cost or market; cost being determined principally by use of the average-cost method.

  Pagers Held for Lease or Sale

     The Company purchases specific brands of pagers which are primarily leased to customers. These pagers are capitalized and depreciated in accordance with the Company's depreciation policies as described above. Although the majority of these pagers are leased, some are sold. Upon the sale of pagers, the cost of pagers and the related accumulated depreciation are removed from the accounts and the net book value is charged to costs of products sold. The proceeds on the sales of such pagers is included in product sales. The cost of pagers sold is removed from pagers held for lease or sale on a last-in-first-out basis. During the year ended December 31, 1994, the Company recorded the disposal of obsolete, missing and fully depreciated pagers. The loss on disposal totalled $65,748. During the year ended December 31, 1995, additional disposals were recorded resulting in a loss of $73,979.

  Intangible Assets

     Intangible assets consist of organization costs and goodwill. A portion of the goodwill is attributable to the purchase of Parkway Paging I, Ltd. as discussed previously. The remainder resulted from Parkway Communications, Inc. transactions and was transferred to the Company during the merger. All intangible assets are amortized over five years on a straight-line basis.

  Deferred Revenue

     Certain customers of the Company pay for services in advance. These advance payments are deferred and recognized as revenue when earned. During the year ended December 31, 1993, the Company purchased a new billing system which allows the Company to bill on the 20th of each month for the subsequent month's services. The Company records these advance billings as deferred revenue when billed and recognizes them as revenue in the month for which the services are to be provided. Advance payments for service are not refundable.

                              PARKWAY PAGING, INC.

NOTE A -- THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Cash

     The Company maintains operating cash accounts with a financial institution in excess of federally insured limits. The amount that would be at risk in the event the institution is unable to continue business was $270,451 at December 31, 1995.

NOTE B -- NOTES RECEIVABLE

     Notes receivable consist of the following at December 31:

                                                                    1995        1994
                                                                   -------     -------
        Procom, Inc., receivable in monthly installments of
          $1,365, including interest at 13%, final payment due
          9/17/95................................................  $    --     $12,872
        Abner, Inc., receivable in monthly installments of
          $1,244, including interest at 8%, final payment due
          7/11/01
          (Note J)...............................................   67,533      76,183
                                                                   -------     -------
                                                                    67,533      89,055
        Current portion..........................................    9,920      22,032
                                                                   -------     -------
                                                                   $57,613     $67,023
                                                                   =======     =======

     These notes receivable were acquired as a result of the business combinations described in NOTE A. Both arose in the ordinary course of business.

NOTE C -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                                     1995           1994
                                                                  ----------     ----------
    Broadcast equipment.........................................  $5,379,692     $4,069,529
    Alpha dispatch equipment....................................      41,398         73,502
    Pager repair equipment......................................      89,681         73,080
    Office equipment............................................     505,520        414,772
    Leaseholds..................................................     243,201        140,859
    Automobiles.................................................      13,615          2,042
                                                                  ----------     ----------
                                                                   6,273,107      4,773,784
      Less accumulated depreciation and amortization............   3,195,088      2,258,296
                                                                  ----------     ----------
                                                                  $3,078,019     $2,515,488
                                                                  ==========     ==========

                              PARKWAY PAGING, INC.

NOTE D -- OTHER ASSETS

     Other assets consist of the following at December 31:

                                                                        1995        1994
                                                                       -------     -------
    Goodwill.........................................................  $88,765     $88,765
    Less accumulated amortization....................................   75,447      57,697
                                                                       -------     -------
                                                                        13,318      31,068
                                                                       -------     -------
    Organization costs...............................................    3,927       3,927
    Less accumulated amortization....................................    3,207       2,421
                                                                       -------     -------
                                                                           720       1,506
                                                                       -------     -------
    Deposits.........................................................    4,710       3,710
                                                                       -------     -------
                                                                       $18,748     $36,284
                                                                       =======     =======

NOTE E -- ACCRUED AND OTHER LIABILITIES

     Accrued and other liabilities consist of the following at December 31:

                                                                       1995         1994
                                                                      -------     --------
    Sales tax payable...............................................  $34,193     $ 57,222
    Interest payable................................................   15,321       18,146
    Payroll taxes payable...........................................    3,659        8,602
    Accrued payroll.................................................   36,091       21,624
    Customer deposits held..........................................      586          850
    Excise/use tax payable..........................................    2,888        1,360
                                                                      -------     --------
                                                                      $92,738     $107,804
                                                                      =======     ========

NOTE F -- OBLIGATIONS UNDER CAPITAL LEASES

     The Company is obligated under various capital leases which were incurred in the acquisition of pagers and other property and equipment. The following is a schedule, by years, of future minimum lease payments under capital leases with the present value of the net minimum lease payments:

        1996.............................................................  $2,346,744
        1997.............................................................     639,409
        1998.............................................................     183,297
        1999.............................................................      66,296
        2000.............................................................      49,790
                                                                           ----------
        Net minimum lease payments.......................................   3,285,536
        Less amount representing interest................................     322,540
                                                                           ----------
        Present value of net minimum lease payments......................   2,962,966
        Less current portion.............................................   2,149,708
                                                                           ----------
                                                                           $  813,288
                                                                           ==========

                              PARKWAY PAGING, INC.

NOTE F -- OBLIGATIONS UNDER CAPITAL LEASES -- (CONTINUED)

     The Company held the following assets under capital leases at December 31:

                                                                     1995           1994
                                                                  ----------     ----------
    Pagers......................................................  $  375,953     $  256,751
    Broadcast equipment.........................................   1,274,329      1,085,592
    Pager repair equipment......................................      14,608         14,608
                                                                  ----------     ----------
                                                                   1,664,890      1,356,951
    Less accumulated depreciation...............................   1,016,323        697,431
                                                                  ----------     ----------
                                                                  $  648,567     $  659,520
                                                                  ==========     ==========

     In addition, the Company assumed capital leases related to pagers and broadcast equipment acquired in the business combinations described in Note A. Consequently, specific assets acquired subject to capital leases were not identified. The net book value of pagers and broadcast equipment acquired in the business combinations was $170,767 and $268,611 at December 31, 1995 and 1994, respectively. All assets acquired under capital leases are presented in the accompanying balance sheet as property and equipment and pagers held for lease or sale.

NOTE G -- NOTES PAYABLE

     Notes payable consist of the following at December 31:

                                                                       1995         1994
                                                                     ---------    ---------
    Note payable due in monthly installments of $2,917 through
      6/6/97, with a final payment of $2,938 due on 7/6/97, plus interest at 8.75%, secured by equipment and stockholder's
      certificates of deposit and stock............................    $55,417      $87,500

    Note payable due in monthly installments of $937 through
      6/6/95, with a final payment of $879 due on 7/6/95, plus
      interest at 8.75%, secured by equipment and stockholder's
      certificates of deposit and stock............................         --        5,560

    Note payable due in monthly installments of $6,667 through
      6/6/95, with a final payment of $6,715 due on 7/6/95, plus interest at 8.75%, secured by equipment and stockholder's
      certificates of deposit and stock............................         --       40,000

    Note payable due in monthly installments of $4,924 through
      1/15/00, with a final payment of $4,968 due 2/15/00, plus
      interest at 10.5%, secured by equipment and stockholder's
      certificate of deposit and stock.............................    246,229           --

    Note payable due in monthly installments of $3,600 through
      3/15/00, with a final payment of $3,632 due 4/15/00, plus
      interest at 10.5%, secured by equipment and stockholder's
      certificate of deposit and stock.............................    187,200           --

    Note payable due in monthly installments of $3,333 through
      6/17/97, plus interest at 7.25%, secured by stockholder's
      certificates
      of deposit...................................................     60,134      100,134

    Note payable, Shareholder, due in monthly installments of
      $2,084, including interest at 12%, maturing 6/26/97 (NOTE J),
      unsecured....................................................     38,973       53,786

                              PARKWAY PAGING, INC.

NOTE G -- NOTES PAYABLE -- (CONTINUED)

                                                                       1995         1994
                                                                     ---------    ---------
    Note payable, Shareholder, due in monthly installments of
      $1,335, including interest at 12%, maturing 9/17/95 (Note J),
      unsecured....................................................   $     --      $11,433

    Note payable, Shareholder, due in monthly installments of
      $2,224, including interest at 12%, maturing 11/21/97 (Note
      J),
      unsecured....................................................     45,014       65,418

    Note payable, Shareholder, due in monthly installments of
      $1,112, including interest at 12%, maturing 12/27/97 (Note
      J),
      unsecured....................................................     26,074       33,486

    Note payable, Shareholders, due in five annual installments beginning 1/1/94, including interest at 10% (Note J),
      unsecured....................................................     17,253       21,991
                                                                      --------     --------
                                                                       676,294      419,308
    Less current maturities........................................    256,351      183,199
                                                                      --------     --------
                                                                      $419,943     $236,109
                                                                      ========     ========

     Maturities of notes payable over the next five years are as follows:

                1996..............................................  $256,351
                1997..............................................   193,322
                1998..............................................   108,602
                1999..............................................   102,295
                2000..............................................    15,724
                                                                    --------
                                                                    $676,294
                                                                    ========

     The Company established a line of credit during the year ended December 31, 1995, providing for maximum borrowings of $300,000. Interest is due at the bank's stated prime plus 1%. The line of credit is guaranteed by certain shareholders who are officers of the Company. At December 31, 1995, there were no draws on the line of credit.

NOTE H -- COMMITMENTS AND CONTINGENCIES

     The Company leases office space and equipment under noncancellable operating leases. At December 31, 1995, the Company was obligated under these leases as follows:

                1996..............................................  $315,664
                1997..............................................   223,435
                1998..............................................   166,249
                1999..............................................    85,485
                2000..............................................    32,573
                Thereafter........................................        --
                                                                    --------
                                                                    $823,406
                                                                    ========

     Rental expense under operating leases was $543,433, $358,312 and $279,427 for the years ended December 31, 1995, 1994 and 1993, respectively.

     The Company purchases pagers from three major suppliers. A significant portion are purchased from NEC (Note J). However, due to competition and technological advances, management believes that the

                              PARKWAY PAGING, INC.

NOTE H -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

failure of any of these suppliers to perform on future purchase agreements would have no materially adverse effect on the Company.

NOTE I -- FEDERAL INCOME TAXES

     Effective January 1, 1993, the Company adopted Financial Accounting Standard No. 109. The cumulative effect of the adoption was the recognition of a deferred tax asset in the amount of $51,996 which resulted from net operating losses available to offset taxable income. The related deferred tax credit is included in net income for the year ended December 31, 1993. The utilization of these net operating losses resulted in a reduction of the deferred tax asset during 1993. The temporary differences giving rise to the deferred tax asset consist of net operating losses and limitations on the deductibility of goodwill for tax purposes. For book purposes, goodwill is amortized over five years, for tax purposes, goodwill is amortized over fifteen years.

     The Company acquired $235,394 of net operating losses available to offset future tax liabilities in the merger with Business Paging, Inc. (Note A). A portion of these losses was utilized in 1991 and 1992. During the year ended December 31, 1993, the Company used the remaining $118,531 of net operating losses acquired.

     The deferred tax asset consists of the following at December 31:

                                                                    1995        1994
                                                                  --------     -------
        Current-net operating loss..............................  $105,722     $66,605
        Noncurrent-goodwill amortization........................    17,102      13,078
                                                                  --------     -------
                                                                  $122,824     $79,683
                                                                  ========     =======

     No valuation allowance has been provided because based upon the weight of available evidence it is more likely than not that the deferred tax asset will be realized.

     The benefit (provision) for federal income taxes at December 31, consists of the following:

                                                        1995        1994         1993
                                                       -------     -------     --------
        Taxes currently payable......................  $    --     $    --     $(82,642)
        Deferred
          Cumulative effect of adoption of SFAS
             109.....................................       --          --      (51,996)
          Goodwill amortization......................    4,024       2,692       10,385
          Net operating loss.........................   39,117      66,605       46,228
                                                       -------     -------     --------
                                                       $43,141     $69,297     $(78,025)
                                                       =======     =======     ========

     The Company made estimated tax payments of $43,600 during the year ended December 31, 1994, and had alternative minimum tax credits from December 31, 1992 and 1993, of $26,779 and $29,698, respectively. In addition, overpayments of $22,851 for the year ended December 31, 1993, were applied to 1994 taxes. Due to a net operating loss of $197,193 for federal income tax purposes, there were no federal income taxes due at December 31, 1994. This resulted in an overpayment of $122,818. Of this balance, $56,477 represented alternative minimum tax credits which may be applied against regular tax in future years when regular tax exceeds alternative minimum tax. These credits may be carried forward indefinitely. These credits remain available at December 31, 1995. The Company has net operating losses available to offset future taxable income of $310,949 which begin to expire in 2009. Due to the significant change in ownership subsequent to year end (NOTE L), the availability of these net operating losses is severely limited by the Internal Revenue Code. The extent of the limitation has not been determined.

                              PARKWAY PAGING, INC.

NOTE J -- RELATED PARTY TRANSACTIONS

     The Company has notes payable to Ray Windle and Windle & Windle, shareholders, as described in Note G. At December 31, 1994, the Company owed Ray Windle and Windle & Windle $119,204 and $44,919, respectively. At December 31, 1995, the balances were $83,987 and $26,074, respectively. The Company also has a note payable to a group of shareholders as described in Note G. The balance at December 31, 1995 and 1994, was $17,253 and $21,991, respectively. All loans from shareholders relate to the acquisition of property and equipment and the business acquisitions described in Note A.

     George Bush, president of the Company, owned a building which was leased to the Company. Rent of $56,292 was paid to George Bush during 1993. During the year ended December 31, 1994, Mr. Bush sold the building to another entity, 1200 Commerce, which is owned by various shareholders of the Company. Rent of $23,455 was paid to George Bush during 1994. For the years ended December 31, 1995 and 1994, rent of $83,890 and $36,764 was paid to 1200 Commerce.

     Shareholders of the Company own 100% of Abner, Inc. The Company paid Abner, Inc. $74,280 in rental for radio towers during 1995. Rental of $68,280 was paid to Abner, Inc. for each of the years ended December 31, 1994 and 1993. In addition, the Company held a note receivable from Abner, Inc. in the amount of $67,533 and $76,183 at December 31, 1995 and 1994, respectively, as discussed in Note B.

     Several shareholders of the Company are officers of NEC. During the years ended December 31, 1995, 1994 and 1993, the Company purchased pagers and parts from NEC totalling approximately $1,852,748, $1,906,000 and $987,000, respectively. In addition, the Company owed NEC $2,039,690 and $1,786,676 for obligations under capital leases at December 31, 1995 and 1994, respectively.

     The Company also sells pagers to an agent who is a director of the Company. During the year ended December 31, 1995 and 1994, total sales to this agent were $630,809 and $345,335, respectively. Sales in prior years were insignificant.

NOTE K -- RETIREMENT PLAN

     Effective September 1, 1995, the Company adopted a 401(k) Pension and Profit Sharing Plan (the Plan) covering substantially all of its employees. Under the provisions of the Plan, employees may contribute up to 10% of their gross wages. The Company may make discretionary contributions to the Plan, but has elected not to do so for the year ended December 31, 1995.

NOTE L -- SUBSEQUENT EVENT

     Subsequent to December 31, 1995, the Company entered into an agreement of merger with Metrocall, Inc. and PPI Acquisition Corp. The agreement provides that as of the date of closing, all issued and outstanding shares of the Company common stock shall be converted in the aggregate into the right to receive cash and shares of Metrocall, Inc. common stock. The purchase price includes payment of a liability equivalent to 5% of the net proceeds of the merger, as calculated by the Board of Directors of the Company, to certain officers of the Company.

NOTE M -- UNAUDITED FINANCIAL STATEMENTS

     The balance sheets of Parkway Paging, Inc. as of June 20, 1996 and 1995, and the related statements of income and retained earnings and cash flow for the quarters then ended have been prepared by the Company without audit. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the quarters ended June 20, 1996 and 1995, are not necessarily indicative of the results that may be expected for the full year.

                          INDEPENDENT AUDITORS' REPORT

Stockholders
A+ Network, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of A+ Network, Inc. (formerly A+ Communications Inc.) and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of A+ Network, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                            DELOITTE & TOUCHE LLP

Nashville, Tennessee
February 28, 1996

                       A+ NETWORK, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                              DECEMBER 31,
                                                       ---------------------------      JUNE 30,
                                                          1994            1995            1996
                                                       -----------    ------------    ------------
                                                                                      (UNAUDITED)
                                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Notes 1, 2 and 13)......  $   254,880    $ 12,500,438    $  4,031,831
  Short term investments (Notes 1, 3, 8 and 13)......           --      43,151,125      22,301,664
  Accounts receivable -- trade (net of allowance for
     doubtful accounts of $278,531, $518,267 and
     $1,066,329) (Notes 1, 2 and 13).................    6,168,108      10,721,052       8,439,173
  Inventory (Notes 1 and 2)..........................    2,486,729       4,164,077       6,387,416
  Prepaid expenses (Note 2)..........................      827,882         732,275       1,216,222
  Other current assets (Note 2)......................      549,447         663,536       2,500,464
                                                       -----------    ------------    ------------
          Total current assets.......................   10,287,046      71,932,503      44,876,770
EQUIPMENT AND FIXTURES -- Net (Notes 1, 2, 4
  and 6).............................................   33,359,489      48,325,727      63,526,965
EXCESS OF COST OVER FAIR VALUE OF NET ASSETS
  ACQUIRED -- Net (Notes 1, 2, 5 and 6)..............           --      49,608,772      57,117,724
INTANGIBLE AND OTHER ASSETS -- Net (Notes 1, 2, 5 and
  6).................................................   10,964,610      41,145,669      42,844,881
                                                       -----------    ------------    ------------
TOTAL................................................  $54,611,145    $211,012,671    $208,366,340
                                                       ===========    ============    ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable (Note 13).........................  $ 2,934,020    $  4,927,517    $  1,646,503
  Accrued payroll related costs......................      782,901       1,911,730       2,338,524
  Accrued liabilities (Notes 1 and 14)...............      729,617       4,011,615       4,874,902
  Deferred revenue and customer deposits (Note 7)....    2,781,817       5,778,147       7,224,077
  Current maturities of long-term debt (Notes 8 and
     13).............................................      835,293              --              --
                                                       -----------    ------------    ------------
          Total current liabilities..................    8,063,648      16,629,009      16,084,006
LONG-TERM DEBT (Notes 8 and 13)......................   14,322,383     124,101,373     124,775,949
DEFERRED TAXES (Note 9)..............................           --         818,243         818,243
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS' EQUITY: (Notes 1, 11 and 12)
  Preferred stock -- $.01 par value; 1,000,000 shares
     authorized in 1994 and 1,500,000 shares
     authorized in 1995 and at June 30, 1996,
     respectively; issued and outstanding, none......           --              --              --
  Common stock -- $.01 par value; 15,000,000 shares
     authorized in 1994 and 30,000,000 shares
     authorized in 1995 and at June 30, 1996,
     respectively; 5,971,816, 10,263,255 and
     10,888,516 shares issued and outstanding in
     1994, 1995 and at June 30, 1996, respectively...       59,718         102,633         108,885
  Additional paid-in capital.........................   38,936,524      90,584,065      98,873,087
  Accumulated deficit................................   (6,771,128)    (21,222,652)    (32,293,830)
                                                       -----------    ------------    ------------
          Total stockholders' equity.................   32,225,114      69,464,046      66,688,142
                                                       -----------    ------------    ------------
TOTAL................................................  $54,611,145    $211,012,671    $208,366,340
                                                       ===========    ============    ============

                See notes to consolidated financial statements.

                       A+ NETWORK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                           SIX MONTHS ENDED
                                                 YEARS ENDED DECEMBER 31,                      JUNE 30,
                                        ------------------------------------------    ---------------------------
                                           1993           1994            1995           1995            1996
                                        -----------    -----------    ------------    -----------    ------------
                                                                                              (UNAUDITED)
REVENUES: (Note 1)
  Mobile communication services.......  $24,090,104    $34,507,051    $ 41,948,002    $18,502,705    $ 37,382,992
  Equipment sales.....................    2,379,631      3,392,075       4,024,345      1,550,140       3,006,045
  Telemessaging services..............   10,064,980     11,226,952      11,359,426      5,584,132       5,785,872
                                        -----------    -----------    ------------    -----------    ------------
          Total revenues..............   36,534,715     49,126,078      57,331,773     25,636,977      46,174,909
  Cost of equipment sales.............   (4,563,438)    (9,065,548)     (7,878,474)    (3,866,886)     (4,158,575)
                                        -----------    -----------    ------------    -----------    ------------
                                         31,971,277     40,060,530      49,453,299     21,770,091      42,016,334
COSTS AND EXPENSES:
  Operating expenses -- exclusive of
     depreciation and amortization....    8,484,520      8,298,498      11,584,092      4,997,497       9,272,889
  Depreciation and amortization
     (Notes 1, 2, 4, 5 and 6).........    4,318,298      7,475,503      14,834,510      6,310,311      13,235,904
  Selling.............................    7,063,740     11,071,843      10,936,670      5,420,745       7,672,984
  General and administrative..........   12,568,046     16,742,814      21,565,970      9,902,468      15,929,434
  Restructuring charges (Note 14).....           --             --         669,406             --         395,815
                                        -----------    -----------    ------------    -----------    ------------
                                         32,434,604     43,588,658      59,590,648     26,631,021      46,507,026
                                        -----------    -----------    ------------    -----------    ------------
OPERATING LOSS........................     (463,327)    (3,528,128)    (10,137,349)    (4,860,930)     (4,490,692)
INTEREST EXPENSE......................     (914,770)      (623,291)     (4,334,229)      (811,071)     (7,561,419)
INTEREST INCOME.......................       98,388         76,464         626,762             --         980,933
                                        -----------    -----------    ------------    -----------    ------------
                                           (816,382)      (546,827)     (3,707,467)      (811,071)     (6,580,486)
                                        -----------    -----------    ------------    -----------    ------------
LOSS BEFORE EXTRAORDINARY ITEM........   (1,279,709)    (4,074,955)    (13,844,816)    (5,672,001)    (11,071,178)
EXTRAORDINARY ITEM (Note 8)...........     (236,241)            --        (606,708)            --              --
                                        -----------    -----------    ------------    -----------    ------------
NET LOSS..............................  $(1,515,950)   $(4,074,955)   $(14,451,524)   $(5,672,001)   $(11,071,178)
                                        ===========    ===========    ============    ===========    ============
LOSS PER SHARE: (Note 1)
  Loss before extraordinary item......  $     (0.35)   $     (0.68)   $      (2.03)   $     (0.95)   $      (1.07)
  Extraordinary item..................        (0.07)            --           (0.09)            --              --
                                        -----------    -----------    ------------    -----------    ------------
          Net loss per share..........  $     (0.42)   $     (0.68)   $      (2.12)   $     (0.95)   $      (1.07)
                                        ===========    ===========    ============    ===========    ============
AVERAGE NUMBER OF SHARES OUTSTANDING
  (in thousands)
  (Notes 1 and 11)....................        3,648          5,966           6,822          5,992          10,348
                                        ===========    ===========    ============    ===========    ============

                See notes to consolidated financial statements.

                       A+ NETWORK, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                COMMON STOCK         ADDITIONAL
                                           ----------------------      PAID-IN      ACCUMULATED
                                             SHARES       AMOUNT       CAPITAL        DEFICIT          TOTAL
                                           ----------    --------    -----------    ------------    ------------
BALANCE, January 1, 1993.................   2,424,200    $ 24,242    $ 3,215,938    $ (1,180,223)   $  2,059,957
  Sale of common stock...................   3,540,103      35,401     35,472,497              --      35,507,898
  Net loss...............................          --          --             --      (1,515,950)     (1,515,950)
                                           ----------    --------    -----------    ------------    ------------
BALANCE, December 31, 1993...............   5,964,303      59,643     38,688,435      (2,696,173)     36,051,905
  Exercise of stock options..............       7,513          75         62,639              --          62,714
  Stock options compensation.............          --          --        185,450              --         185,450
  Net loss...............................          --          --             --      (4,074,955)     (4,074,955)
                                           ----------    --------    -----------    ------------    ------------
BALANCE, December 31, 1994...............   5,971,816      59,718     38,936,524      (6,771,128)     32,225,114
  Exercise of stock options..............      91,445         915        888,441              --         889,356
  Issuance of common stock...............   4,199,994      42,000     50,759,100              --      50,801,100
  Net loss...............................          --          --             --     (14,451,524)    (14,451,524)
                                           ----------    --------    -----------    ------------    ------------
BALANCE, December 31, 1995...............  10,263,255     102,633     90,584,065     (21,222,652)     69,464,046
  Exercise of stock options
     (unaudited).........................      56,574         565        702,735              --         703,300
  Issuance of common stock (unaudited)...     568,687       5,687      7,586,287              --       7,591,974
  Net loss (unaudited)...................          --          --             --     (11,071,178)    (11,071,178)
                                           ----------    --------    -----------    ------------    ------------
BALANCE, June 30, 1996 (unaudited).......  10,888,516    $108,885    $98,873,087    $(32,293,830)   $ 66,688,142
                                           ==========    ========    ===========    ============    ============

                See notes to consolidated financial statements.

                       A+ NETWORK, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                           SIX MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31,                        JUNE 30,
                                                     --------------------------------------------    ----------------------------
                                                         1993            1994            1995            1995            1996
                                                     ------------    ------------    ------------    ------------    ------------
                                                                                                             (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss.........................................  $ (1,515,950)   $ (4,074,955)   $(14,451,524)   $ (5,672,001)   $(11,071,178)
  Adjustments to reconcile net loss to cash
    provided by operating activities:
    Depreciation and amortization..................     4,318,298       7,475,503      14,834,510       6,310,311      13,235,904
    Provision for losses on accounts receivable....       437,478         628,953       2,308,165         681,093       1,840,253
    Write-off of loan origination fees.............       311,241              --         606,708              --              --
    Interest accrued on short-term investments.....            --              --        (538,020)             --              --
    Stock options compensation.....................            --         185,450              --              --              --
    Amortization of debt discount..................            --              --              --              --          24,878
    Loss on sale of equipment......................            --              --              --              --          15,800
  Changes in assets and liabilities, net of
    acquisition of business:
    Increase in accounts receivable................    (1,155,565)     (2,748,757)     (2,556,224)       (725,494)      1,285,981
    (Increase) decrease in inventory...............      (209,569)     (1,618,266)        416,737         775,991      (1,991,259)
    (Increase) decrease in prepaid expenses........      (596,995)        (72,913)        194,200          93,339        (450,096)
    Decrease (increase) in other current assets....       268,839        (477,357)        438,991          (3,647)     (2,034,286)
    Decrease (increase) in other assets............       248,094              --          53,138              --      (2,453,519)
    (Decrease) increase in accounts payable........      (640,679)        974,708      (2,448,732)      1,624,351      (3,706,700)
    Increase in accrued payroll related costs......       252,969         152,622       1,128,829         124,449         429,799
    Increase (decrease) in accrued liabilities.....        81,605          (1,155)      1,684,732         367,740         820,835
    Increase in deferred revenue and customer
      deposits.....................................       135,383         618,856         890,352         261,116         941,216
                                                     ------------    ------------    ------------    ------------    ------------
         Net cash provided by (used in) operating
           activities..............................     1,935,149       1,042,689       2,561,862       3,837,248      (3,112,372)
INVESTING ACTIVITIES:
  Acquisition of business..........................            --              --     (19,064,152)             --      (4,614,500)
  Net (increase) decrease in short-term
    investments....................................            --              --     (55,571,616)     (1,017,446)     20,849,461
  Proceeds from sale of available-for-sale
    investments....................................            --              --      12,958,511              --              --
  Purchase of South Central Bell paging assets.....    (9,923,753)             --      (1,232,062)     (1,232,061)             --
  Purchase of equipment............................    (7,302,116)    (19,097,901)    (12,396,229)     (6,066,341)    (22,856,896)
  Proceeds from sale of equipment..................            --              --              --              --         565,734
  Investments in consortium and other..............            --        (974,007)     (6,744,600)             --              --
  Payment for intangible assets....................      (827,311)     (1,411,033)       (513,381)       (634,859)             --
                                                     ------------    ------------    ------------    ------------    ------------
         Net cash used in investing activities.....   (18,053,180)    (21,482,941)    (82,563,529)     (8,950,707)     (6,056,201)
FINANCING ACTIVITIES:
  Proceeds of long-term debt.......................     3,295,664      13,329,000     133,092,500      16,301,000              --
  Repayment of long-term debt......................   (13,862,152)       (892,484)    (36,348,623)    (11,685,874)         (3,333)
  Proceeds from sale of common stock...............    35,507,898          62,714         889,356         888,568         703,299
  Payment of loan costs............................      (214,996)       (619,584)     (5,386,008)             --              --
                                                     ------------    ------------    ------------    ------------    ------------
         Net cash provided by financing
           activities..............................    24,726,414      11,879,646      92,247,225       5,503,694         699,966
                                                     ------------    ------------    ------------    ------------    ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...     8,608,383      (8,560,606)     12,245,558         390,235      (8,468,607)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.......       207,103       8,815,486         254,880         254,880      12,500,438
                                                     ------------    ------------    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, END OF YEAR.............  $  8,815,486    $    254,880    $ 12,500,438    $    645,115       4,031,831
                                                     ============    ============    ============    ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest...........  $    828,000    $    490,000    $  1,639,000         789,959       7,712,813
                                                     ============    ============    ============    ============    ============
  Cash paid during the year for income taxes.......            --    $         --    $         --    $         --    $         --
                                                     ============    ============    ============    ============    ============
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
  Common stock issued in connection with
    acquisition of business........................  $         --    $         --    $ 50,801,100    $         --    $  7,591,974
                                                     ============    ============    ============    ============    ============
  Debt obtained in connection with acquisition of
    business.......................................            --              --              --              --    $    653,031
                                                     ============    ============    ============    ============    ============
  Accounts payable converted to long-term debt.....  $    885,000    $         --    $         --    $         --    $         --
                                                     ============    ============    ============    ============    ============

                See notes to consolidated financial statements.

                       A+ NETWORK, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

     THE CONSOLIDATED FINANCIAL STATEMENTS include the accounts of A+ Network, Inc. (formerly A+ Communications Inc.) and its wholly-owned subsidiaries (the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

     THE COMPANY is engaged in two principal business segments, Mobile Network Services and Telemessaging Services. The Company's Mobile Network Services business segment provides paging, voice mail and other mobile communication services and equipment and represents several cellular service providers for the sale and distribution of cellular phones and services. In providing paging and cellular services, paging and cellular equipment is frequently provided as part of the total service/product package sold to the customer. The Company's Telemessaging Services business segment provides a variety of message management services over the telephone to a diverse client base. The Company's diversified customer base provides for a lack of concentration of credit risk.

     CASH AND CASH EQUIVALENTS consist of highly liquid investments which are unrestricted as to withdrawal or use and with original maturities of less than three months when purchased.

     SHORT-TERM INSTRUMENTS are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which requires investments to be classified in three categories: held-to-maturity securities, trading securities, or available-for-sale securities (See Note 3).

     EQUIPMENT AND FIXTURES are recorded at cost. Depreciation is provided for financial statement purposes principally on the straight-line method over the estimated useful lives of the related assets.

     INVENTORY, which consists of pagers and cellular mobile radios, purchased for resale, is stated at lower of cost or market. Cost for cellular mobile radios is determined on a first-in, first-out basis and pager cost is determined by the average cost method.

     EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED is being amortized over 15 years utilizing the straight-line method. The amount reported is net of accumulated amortization of $628,823 at December 31, 1995.

     INTANGIBLE ASSETS are being amortized, generally utilizing the straight-line method, over the period of the related asset as set forth in Note
5. The deferred preoperating costs consist of costs directly attributable to entering a new geographic market and are expensed over twelve months beginning when operations commence in that market. Loan costs are amortized to interest expense utilizing the effective interest method over the life of the related debt.

     ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS. The Financial Accounting Standards Board has issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which will be effective for fiscal years beginning after December 15, 1995. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company periodically assesses the recoverability of intangibles and other long-lived assets utilizing the undiscounted cash flows estimated to be received over the life of the related assets. Based on such analyses, management believes that the application of SFAS No. 121 will not materially affect the carrying value of such assets at December 31, 1995.

     ACCOUNTING FOR STOCK-BASED COMPENSATION. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which will be effective for the Company beginning January 1, 1996. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply

                       A+ NETWORK, INC. AND SUBSIDIARIES

1. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB Opinion No. 25 to its stock-based compensation awards to employees and will disclose the required pro forma effect of compensation cost under SFAS No. 123 on net income and earnings per share.

     REVENUE is recognized as services are provided or as the product is delivered to the customers. Billings to customers for services in advance of providing such services are deferred and recognized as revenue when earned.

     LOSS PER SHARE has been computed utilizing the weighted average number of shares of common stock outstanding for the period. Stock options have been excluded from the computation of net loss per share as their inclusion would have had an antidilutive effect.

     INCOME TAXES are accounted for in accordance with SFAS No. 109 for all years presented.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CERTAIN RECLASSIFICATIONS have been made to the 1993, 1994 and 1995 components to conform with presentation utilized in the six months ended June 30, 1995 and 1996.

     UNAUDITED INTERIM INFORMATION. The unaudited interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for a full year.

2. ACQUISITIONS

     On October 24, 1995, the Company acquired Network Paging Corporation and its wholly-owned subsidiaries ("Network") for approximately $12,000,000 in cash, 4,199,994 shares of restricted unregistered common stock valued at $50,801,100 and incurred related expenses of approximately $3,100,000. Liabilities assumed in the merger included an additional $500,000 of merger expenses incurred by Network. Concurrent with the merger of the two companies, the Company changed its name to A+ Network, Inc., issued $125,000,000 of 11 7/8% Senior Subordinated Notes due 2005 (see Note 8), redeemed existing preferred stock of Network of $4,680,000 and retired existing indebtedness of Network and the Company of approximately $12,200,000 and $23,000,000, respectively. The acquisition was accounted for using the purchase method; accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed of the acquired entities based upon their estimated fair value at the date of acquisition. The excess of purchase price over the estimated fair value of the net assets acquired ("goodwill" of $50,237,595) is being amortized on a straight-line basis over 15 years. Network's results of operations have been included in the Consolidated Statements of Operations from the date of acquisition.

                       A+ NETWORK, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. ACQUISITIONS -- (CONTINUED)

     The purchase price was allocated as follows:

        Current assets................................................   $  7,802,095
        Equipment and fixtures........................................     14,327,677
        Customer accounts and other intangibles.......................     19,404,000
        Goodwill......................................................     50,237,595
        Liabilities assumed...........................................    (21,154,663)
                                                                         ------------
                                                                         $ 70,616,704
                                                                         ============

     The following table presents a summary of the unaudited pro forma consolidated results of operations as if the Network acquisition had occurred on January 1, 1994, with pro forma adjustments to give effect to the amortization of goodwill, the issuance of the 11 7/8% Senior Subordinated Notes due 2005 (the "Notes") and certain other adjustments, together with related income tax effects. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have occurred had the acquisition and the issuance of the Notes been made at the beginning of 1994 or of results which may occur in the future.

                                                                1994            1995
                                                            ------------    ------------
        Total revenues...................................   $ 77,651,000    $ 86,043,000
        Loss before income taxes.........................    (26,394,000)    (28,172,000)
        Net loss.........................................    (26,394,000)    (28,779,000)
        Loss per share...................................   $      (2.60)   $      (2.81)

     During 1994 and 1995, the Company acquired various telemessaging services for $1,290,000 and $172,000, respectively. These acquisitions have been accounted for as purchases and are included in the accompanying financial statements from the dates of acquisition. The purchase price was assigned to the fair value of the assets acquired, as follows:

                                                                    1994         1995
                                                                 ----------    --------
        Covenants not to compete..............................   $  641,000    $ 20,000
        Customer accounts.....................................      649,000     152,000
                                                                 ----------    --------
                                                                 $1,290,000    $172,000
                                                                 ==========    ========

     Pro forma consolidated results of operations for 1994 and 1995 giving effect to these acquisitions as if they had taken place on January 1, 1994 would not be significantly different than those reported.

3. SHORT-TERM INVESTMENTS

     Short-term investments include U.S. Government securities and commercial paper. The Company has classified its investment securities into held-to-maturity and available-for-sale categories under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. The U.S. Government securities (consisting of issues of the U.S. Treasury and other Government agencies) with a carrying value of $14,686,419 are pledged as security for payment of the first two scheduled interest payments due on the Notes (See Note 8) and are classified as held-to-maturity. The balance of the investment securities consisting of commercial paper are classified as available-for-sale. Securities classified as held-to-maturity are reported at amortized cost and available-for-sale securities are reported at fair value which at December 31, 1995 approximates amortized cost.

                       A+ NETWORK, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. SHORT-TERM INVESTMENTS -- (CONTINUED)

     Investment securities at December 31, 1995 were as follows:

                                                         HELD-TO-MATURITY     AVAILABLE-FOR-SALE
                                                         -----------------    -------------------
        U.S. Treasury and other Government agencies...      $14,686,419           $        --
        Commercial paper..............................               --            28,464,706
                                                            -----------           -----------
                                                            $14,686,419           $28,464,706
                                                            ===========           ===========

     The Company's proceeds and gross realized gains from the sale of available-for-sale securities were $12,958,511 and $93,061 in 1995. Investment securities at December 31, 1995 mature at various times throughout 1996.

4. EQUIPMENT AND FIXTURES

     Equipment and fixtures at December 31 consist of the following:

                                                         LIVES
                                                        (YEARS)         1994            1995
                                                        --------    ------------    ------------
    Pagers and telemessaging equipment...............    4-5        $ 34,233,592    $ 50,562,502
    Paging network equipment.........................    2-10         12,112,176      23,808,080
    Furniture, fixtures and other equipment..........    3-5           8,519,297      14,751,056
                                                                    ------------    ------------
                                                                      54,865,065      89,121,638
    Less accumulated depreciation and amortization...                (21,505,576)    (40,795,911)
                                                                    ------------    ------------
                                                                    $ 33,359,489    $ 48,325,727
                                                                    ============    ============

     During the fourth quarter of 1994, the Company, in response to announcements of new technology and other plans, revised the estimated remaining useful lives of its pagers to more closely reflect expected remaining lives. Estimated depreciable lives of pagers were reduced from seven to four years. Additionally, during the fourth quarter of 1994, as the Company firmed up its plans to upgrade the paging network equipment acquired from South Central Bell (See Note 5), it changed the depreciable lives of such equipment from ten years to approximately two years. The effect of these changes in estimated depreciable lives resulted in an increase in the Company's depreciation expense and net loss of $942,476 or $.16 per common share for 1994.

                       A+ NETWORK, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. INTANGIBLE AND OTHER ASSETS

     Intangible and other assets at December 31 consist of the following:

                                                                                 AMORTIZATION
                                                 1994           1995                PERIOD
                                              -----------    -----------    ----------------------
    Licenses and operating authorities.....   $ 8,351,540    $ 9,706,017     Principally 40 years
    Covenants not to compete...............     1,231,599      1,051,144           3 years
    Customer accounts......................       849,043     19,882,637         1 to 9 years
    Loan costs.............................       659,131      5,095,550        3 to 10 years
    Other..................................       180,168        518,716           3 years
                                              -----------    -----------
                                               11,271,481     36,254,064
    Less accumulated amortization..........    (1,280,879)    (2,804,838)
                                              -----------    -----------
                                                9,990,602     33,449,226
    Investments............................       974,008      7,696,443
                                              -----------    -----------
                                              $10,964,610    $41,145,669
                                              ===========    ===========

     The Company has entered into an agreement to purchase all of the common stock of Page East, Inc., a paging company in North Carolina. Included in investments in 1995 is $5,000,000, representing an escrow deposit as required by the purchase agreement. Final closing of the purchase is subject to certain conditions including the transfer of FCC licenses.

     Additionally, the Company has invested $2.5 million in a consortium formed to purchase licenses for regional narrow band paging frequencies.

6. PURCHASE OF TRANSMISSION EQUIPMENT AND LICENSES

     In 1995, the Company purchased the South Central Bell paging assets in the state of Louisiana for approximately $1,232,000. In 1993, the Company purchased the South Central Bell paging networks in Mississippi and the tangible assets employed in the South Central Bell paging networks in Tennessee and Alabama, at an aggregate cost of approximately $9,924,000, of which $2,716,000 related to Tennessee was placed in escrow. South Central Bell agreed to transfer its operating authorities in Tennessee and Alabama to the Company upon obtaining the required state approvals. During 1994, the required regulatory approvals were obtained. As a result, the Company received operating authority for Tennessee and Alabama and the $2,716,000 escrow balance was released. Allocation of the purchase price for the transactions was recorded as follows:

        Paging network equipment.......................................   $ 1,930,000
        Licenses and operating authorities.............................     9,226,000
                                                                          -----------
                                                                          $11,156,000
                                                                          ===========

7. DEFERRED REVENUES

     Customers are generally billed by the Company a month in advance of providing the service. Deferred revenue related to such billings totaled $1,753,000 and $4,674,000 at December 31, 1994 and 1995, respectively.

                       A+ NETWORK, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8. LONG-TERM DEBT

     Long-term debt at December 31 consists of the following:

                                                                    1994            1995
                                                                 -----------    ------------
    11 7/8% Senior Subordinated Notes due 2005, net of
      unamortized discount of $898,627........................   $        --    $124,101,373
    Bank loans................................................    13,329,000              --
    Notes payable to vendor...................................     1,828,676              --
                                                                 -----------    ------------
                                                                  15,157,676     124,101,373
         Less current maturities..............................      (835,293)             --
                                                                 -----------    ------------
                                                                 $14,322,383    $124,101,373
                                                                 ===========    ============

     On October 24, 1995, the Company issued $125 million of 11 7/8% Senior Subordinated Notes due 2005, priced at 99.274% to yield approximately 11.8%. Interest on the Notes is payable semi-annually in May and November. The Notes required the Company to purchase a portfolio of securities, initially consisting of U.S. government securities ("Pledged Securities") which are pledged as security for payment of the first two scheduled interest payments due on the Notes. Amounts so pledged at December 31, 1995 were $14,686,419. The Notes are subordinated in right of payment to all of the Company's existing and future Senior Debt as defined in the Indenture governing the Notes. Such Indenture also contains certain covenants, including, but not limited to, covenants with limitations and restrictions on the following: (i) the incurrence of additional indebtedness; (ii) restricted payments; (iii) asset dispositions; (iv) liens;
(v) sale and leaseback transactions; (vi) prohibition of dividends; (vii) prohibition of dividend and other payment restrictions affecting certain subsidiaries; (viii) consolidation, merger or sale of assets; (ix) investments;
(x) incurrence of indebtedness ranking senior to the Notes and junior to any Senior Debt; and (xi) transactions with related parties. Additionally, the Notes are redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2000 at redemption prices set forth in the Indenture. The Company used the net proceeds to retire all other outstanding debt, to finance the acquisition of Network and to purchase the Pledged Securities. The balance is available for general corporate purposes, including possible future acquisitions.

     Also in connection with the acquisition of Network, the Company entered into an agreement with the First National Bank of Chicago to provide a $25 million credit facility (the "Credit Facility"). The Credit Facility agreed upon is to be a secured two-year term loan, principal payable in quarterly installments commencing December 31, 1997 and bearing an interest rate which is computed at a base rate plus a margin fluctuating with the Company's ratio of total debt to net operating cash flow. Borrowings under the Credit Facility would be secured by a lien on all assets of the Company, including the stock of its subsidiaries, to the extent permissible under the rules of the Federal Communications Commission. The loan documents contain certain affirmative and negative covenants, and include the maintenance of specified ratios, by the Company, of net operating cash flows to interest expense on total debt, ratios of total debt to equity and others. Additionally, the availability of borrowings under the Credit Facility are limited by certain of these ratios. Until the Company has achieved a substantial improvement in its results of operations or completed a significant acquisition of one or more other paging providers on favorable terms, management does not anticipate being able to borrow under the Credit Facility. There were no amounts outstanding or available under the Credit Facility at December 31, 1995.

     The Company incurred extraordinary charges in 1993 and 1995 of $236,000 and $606,708, respectively, or $.07 and $.09 per share, respectively, to write off loan origination fees associated with debt retired from the proceeds of the issuance of the Notes and its initial public offering, respectively.

     Long-term debt outstanding at December 31, 1995 matures in 2005.

                       A+ NETWORK, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9. INCOME TAXES

     The provision for income taxes varies from the amount computed by applying the federal statutory rate of 34% for the reasons summarized below:

                                                         1993          1994           1995
                                                       ---------    -----------    -----------
    Tax based on statutory rate.....................   $(515,000)   $(1,385,000)   $(4,914,000)
      State income taxes, net of federal income tax
         benefit....................................     (37,000)      (161,000)      (538,000)
      Amortization of goodwill......................          --             --        214,000
      Valuation allowance...........................     563,000      1,688,000      5,358,000
      Other.........................................     (11,000)      (142,000)      (120,000)
                                                       ---------    -----------    -----------
                                                       $      --    $        --    $        --
                                                       =========     ==========     ==========

     Deferred tax balances at December 31, 1994 and 1995 are attributable to the following temporary differences:

                                                         1994                           1995
                                              ---------------------------    ---------------------------
                                                ASSETS       LIABILITIES       ASSETS       LIABILITIES
                                              -----------    ------------    -----------    ------------
Net operating loss carryforwards...........   $ 5,296,000     $        --    $ 9,338,000    $         --
Purchase accounting........................            --              --             --       7,012,000
Alternative minimum and investment tax
  credit carryforwards.....................       155,000              --         96,000              --
Stock compensation.........................            --              --      2,280,000              --
Accelerated tax depreciation and
  amortization.............................            --       2,876,000             --       3,007,000
Other......................................            --         149,000        619,000              --
Valuation allowance........................    (2,426,000)             --     (3,132,000)             --
                                              -----------     -----------    -----------    ------------
                                              $ 3,025,000     $ 3,025,000    $ 9,201,000    $ 10,019,000
                                              ===========     ===========    ===========    ============

     At December 31, 1995, the Company has approximately $25,000,000 of net operating loss carryforwards for federal tax purposes and $96,000 of alternative minimum and investment tax credit carryforwards available to offset future federal income taxes. The majority of these amounts expire in the years 2008 through 2010.

10. COMMITMENTS AND CONTINGENCIES

     On August 2, 1995, the Company was named as one of several defendants in Contact Communications, Inc. and ProNet Inc. vs. Page East, Inc., C.T, Spruill, Network USA Paging Corp. and A+ Communications, Inc., which is pending in the U.S. District Court for the Eastern District of Texas. Motions have been filed by all defendants to transfer the action to the U.S. District Court for the Eastern District of North Carolina. The suit alleges that the Company tortiously interfered (by entering into a letter of intent to acquire Page East, Inc.) with an alleged contract between the plaintiffs and Page East, Inc. and the sole shareholder of Page East, Inc., which would have provided for the acquisition of Page East, Inc. by the plaintiffs. The plaintiffs seek unspecified damages. The Company intends to vigorously defend against this suit. The Company believes that it has meritorious defenses and that the ultimate outcome of such action will not have a material adverse effect on the financial condition of the Company.

     Additionally, there are other various legal actions, proceedings and claims pending or which may be instituted against the Company. Litigation is subject to many uncertainties and it is reasonably possible that some of such legal actions, proceedings or claims could be decided unfavorably to the Company. Although the ultimate liability with respect to these matters cannot be ascertained, management of the Company believes that any resulting liability will not materially affect the Company's financial position at December 31, 1995.

                       A+ NETWORK, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     The Company has entered into lease agreements principally for office and transmitting sites with lease terms ranging from one month to eight years and expiring on various dates through 2001. In most cases, the Company expects that in the normal course of business, leases will be renewed or replaced by other leases. Total rent expense was $1,308,000, $2,666,000, and $3,446,000 in 1993,
1994, and 1995. The leases generally provide for payment of taxes and other related expenses.

     The Company leases office and warehouse space from a company owned by an officer and director of the Company. The annual rental commitment under these leases is approximately $393,000. Rental expense under these leases was approximately $51,000 in 1995. The Company believes the terms of these leases are at least as favorable as those that could be obtained from a non-affiliated party.

     Aggregate rental commitments under noncancelable operating leases as of December 31, 1995 are as follows:

                                                                            OPERATING
                                                                             LEASES
                                                                           -----------
           1996.........................................................   $ 3,509,957
           1997.........................................................     3,096,460
           1998.........................................................     2,674,877
           1999.........................................................     1,740,018
           2000.........................................................     1,365,116
           Thereafter...................................................       721,700
                                                                           -----------
                                                                           $13,108,128
                                                                           ===========

11. STOCKHOLDERS' EQUITY

     On August 24, 1993, the Company and certain stockholders of the Company sold an aggregate of 3,700,000 shares of common stock (3,200,000 shares from the Company) in a public offering at a price of $11 per share. On September 22, 1993, pursuant to the underwriters exercise of their over-allotment options, an additional 555,000 shares were sold to the public, of which 340,103 shares were offered by the Company. Net proceeds to the Company from the sales amounted to approximately $35.5 million. Approximately $9.9 million of the net proceeds were used to acquire the South Central Bell paging assets in Alabama, Tennessee and Mississippi.

     In February 1995, the Company adopted a Shareholder's Rights Plan ("Plan") that calls for a distribution of one preferred stock purchase right for each outstanding share of common stock of the Company and the Board of Directors of the Company declared a dividend distribution of such rights payable as of March 10, 1995 to shareholders of record as of that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth ( 1/100) of a share of preferred stock of the Company, designated as Series A Junior Participating Preferred Stock ("Junior Preferred"), at an exercise price of $75 per one-hundredth of a share under certain circumstances as described below. Each share of the Junior Preferred, if issued, would bear a dividend rate of 100 times the aggregate amount per share of any dividend declared on the common stock and an aggregate amount per share equal to the amount per share of any dividend declared on any other class or series of junior stock. Each share of Junior Preferred would entitle the holder to 100 votes on all matters submitted to a vote of the stockholders of the Company. Such shares provide for a liquidation preference of the greater of $100 per share or an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of common stock and are not subject to redemption. In connection with the Plan, the Board of Directors reserved 500,000 shares of preferred stock designated as Junior Preferred. At December 31, 1995, no preferred stock was outstanding.

                       A+ NETWORK, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11. STOCKHOLDERS' EQUITY -- (CONTINUED)

     The Rights become exercisable only in the event that a person or group acquires 15 percent or more of the Company's common stock or announces a tender offer or exchange offer which would result in the ownership by such person or group of 15 percent or more of the Company's common stock without prior approval of the Company's Board of Directors. The Plan also provides that if the Company is acquired in a merger or business combination after a person or group has acquired 15 percent of the Company's common stock, the holder of a right would be entitled to purchase, at the exercise price, shares of the acquiring company or surviving company having a market value twice the exercise price. The Company may also exchange each Right for a share of its common stock at any time after a person or group acquires 15 percent or more of the Company's common stock. The Board of Directors may redeem the Rights for $.01 per right until a person or group acquires 15 percent or more of the Company's common stock. The Plan expires in ten years.

12. STOCK OPTIONS

     Under the Company's Employee Stock Incentive Plans the Compensation Committee of the Board of Directors has authority to grant stock options and stock appreciation rights. The stock options may be incentive or non-qualified stock options, however all of the stock options granted to date are non-qualified stock options. Non-qualified stock options are granted at not less than 80% of the fair market value as of the date of grant under the Company's 1987 Stock Incentive Plan and not less than 50% of the fair market value as of the date of grant under the Company's 1992 Stock Incentive Plan. Awards are exercisable subject to terms and conditions as determined by the Compensation Committee with no term to exceed ten years after the date of grant.

     The Company's 1993 Non-Qualified Stock Option Plan for non-employee directors provides for the granting of up to 34,500 shares of stock to non-employee directors of the Company. This plan provides for the grant of options to purchase 1,035 shares to each such director following the effectiveness of a public offering and each year thereafter, as long as shares remain available under the Plan. The options granted shall be at market price on date of grant, exercisable one year from date of grant and expire ten years from date of grant. Under the Plan, options for 5,175, 6,210 and 4,140 shares were granted at $16.25, $11.25 and $14.38 per share during 1993, 1994 and 1995, respectively.

     The Company also has available an approved Employee Stock Purchase Plan which provides for stock sales of up to 69,000 shares. As of December 31, 1995, no shares had been issued under this plan.

                       A+ NETWORK, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12. STOCK OPTIONS -- (CONTINUED)

     Stock option activity for the 1987 and 1992 Employee Stock Incentive Plans occurring during 1993, 1994 and 1995 was as follows:

                                                                                OPTION PRICE
                                                       OPTIONS      SARS          PER SHARE
                                                       --------    -------    -----------------
    Balance, December 31, 1992......................     21,474     10,726
      Granted.......................................    240,708     55,352    $10.23 to $17.50
                                                       --------    -------
    Balance, December 31, 1993......................    262,182     66,078
      Granted.......................................    361,394         --     $4.35 to $14.75
      Exercised.....................................     (7,513)    (3,756)    $6.52 to $10.23
      Canceled......................................   (146,563)   (62,322)    $4.35 to $10.23
                                                       --------    -------
    Balance, December 31, 1994......................    469,500         --
      Granted.......................................    191,008         --         $13.50
      Exercised.....................................    (91,445)        --     $4.35 to $13.25
      Canceled......................................   (160,528)        --    $10.23 to $14.75
                                                       --------    -------
    Balance, December 31, 1995......................    408,535         --
                                                       ========    =======

     In February 1994, the Company's Board of Directors canceled 120,000 options at $17.50 per share that had been granted to certain of the Company's employees and granted them 120,000 options at $13.25 per share. The cancellation occurred because the incentive purpose of the options had been significantly reduced by a large negative spread between the then current market price and the exercise price. The $13.25 option price assigned to the reissued options was the market value of the Company's stock on the grant date of the options, and no compensation expense has been recorded as a result of the transaction.

     The options granted in 1994 include 54,044 options issued on October 6, 1994 as replacements for SARs canceled on that date. These options were issued with the same vesting schedules and exercise prices as the SARs that they replaced.

     Outstanding stock options at December 31, 1995 have exercise prices ranging from $10.23 to $14.75 per share. Of the options outstanding at December 31, 1995, approximately 133,200 were available for exercise.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Effective December 31, 1995, the Company adopted SFAS No. 107, Disclosures About Fair Value of Financial Instruments, which requires certain disclosures concerning the estimated fair value of financial instruments. The estimated fair value amounts have been determined based on the Company's assessment of available market information and appropriate valuation methodologies. The estimates presented are not necessarily indicative of amounts the Company could realize in a current market exchange.

                                                                     DECEMBER 31, 1995
                                                                ----------------------------
                                                                  CARRYING       ESTIMATED
                                                                   AMOUNT        FAIR VALUE
                                                                ------------    ------------
    Short-term investments:
      Held-to-maturity.......................................   $ 14,686,419    $ 14,720,247
      Available-for-sale.....................................     28,464,706      28,469,454
    Long-term debt...........................................    124,111,945     126,875,000

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

                       A+ NETWORK, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13. FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)

     Cash and cash equivalents, accounts receivable, and accounts payable: The carrying value approximates the fair value due to the short maturity of these instruments.

     Short-term investments: The estimated fair value of short-term investments is based upon quoted market prices for those or similar investments.

     Long-term debt: The fair value of the Company's long-term debt is estimated based on quoted market prices.

     The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

14. RESTRUCTURING CHARGES

     In the fourth quarter of 1995, the Company recorded restructuring charges of $669,406. Included in the charges are the costs of employee separations and expected costs of facility consolidations, asset retirements and related costs. Approximately $650,000 of these charges are included in accrued liabilities at December 31, 1995.

15. BUSINESS SEGMENT INFORMATION

     A description of the Company's business segments is included in Note 1 to the consolidated financial statements. Information with respect to such segments is as follows:

                                               OPERATING                                       DEPRECIATION
                                                 PROFIT          TOTAL           CAPITAL            AND
                                REVENUES         (LOSS)          ASSETS       EXPENDITURES     AMORTIZATION
                               -----------    ------------    ------------    -------------    -------------
December 31, 1993
Mobile communications.......   $26,838,380    $  1,235,000    $ 30,506,768     $  6,620,370     $  2,878,642
Telemessaging...............    10,064,980         819,725       4,234,660          536,133        1,254,114
Corporate...................            --      (2,518,052)      9,514,961          145,613          185,542
                               -----------    ------------    ------------     ------------     ------------
                               $36,903,360    $   (463,327)   $ 44,256,389     $  7,302,116     $  4,318,298
                               ===========    ============    ============     ============     ============
December 31, 1994
Mobile communications.......   $38,659,496    $   (245,960)   $ 46,759,094     $ 17,633,555     $  5,670,029
Telemessaging...............    11,226,952         438,759       5,380,536          987,884        1,484,954
Corporate...................            --      (3,720,927)      2,471,515          476,462          320,520
                               -----------    ------------    ------------     ------------     ------------
                               $49,886,448    $ (3,528,128)   $ 54,611,145     $ 19,097,901     $  7,475,503
                               ===========    ============    ============     ============     ============
December 31, 1995
Mobile communications.......   $47,082,514    $ (4,511,166)   $142,637,533     $ 11,992,677     $ 12,554,867
Telemessaging...............    11,359,426        (377,206)      3,901,498          245,077        1,739,535
Corporate...................            --      (5,248,977)     64,473,640          158,475          540,108
                               -----------    ------------    ------------     ------------     ------------
                               $58,441,940    $(10,137,349)   $211,012,671     $ 12,396,229     $ 14,834,510
                               ===========    ============    ============     ============     ============

                       A+ NETWORK, INC. AND SUBSIDIARIES

16. SUBSEQUENT EVENT, NOTE TO JUNE 30, 1996 FINANCIAL STATEMENTS

     On May 16, 1996, the Company entered into an agreement and plan of merger with Metrocall, Inc. whereby, subject to the process and approvals contemplated in the agreement, the Company will merge with Metrocall, Inc.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Network Paging Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Network Paging Corporation and its subsidiary at December 31, 1994 and 1993, and the results of their operations and their cash flows for the two years ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 8, on August 2, 1995, the Company was named as one of several defendants in a lawsuit. The plaintiffs seek unspecified damages. Legal counsel is unable to form an opinion as to the ultimate outcome of this litigation. The Company believes it has meritorious defenses, although no assurance can be given to that effect. The ultimate outcome of this litigation cannot be presently determined. Accordingly, no provision for any liability that may result upon the outcome of this litigation has been made in these financial statements.

PRICE WATERHOUSE LLP

Tampa, Florida
February 3, 1995, except as to the first paragraph of Note 8 for which the date is August 31, 1995

                           NETWORK PAGING CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1993          1994
                                                                      -----------   -----------
                                    ASSETS
Current assets:
  Cash and cash equivalents.......................................... $   486,585   $   563,312
  Trade receivables, net of allowance for doubtful accounts of
     $300,000 and $560,000, respectively.............................   2,148,665     3,733,179
  Inventories........................................................     155,462     1,483,035
  Prepaid expenses...................................................     196,133       248,480
  Other receivables..................................................     113,685       147,223
                                                                      -----------   -----------
          Total current assets.......................................   3,100,530     6,175,229
Property and equipment, net..........................................   9,385,084    11,484,443
Note receivable from related party...................................     586,798            --
Other assets, net....................................................      35,765       780,731
                                                                      -----------   -----------
          Total assets............................................... $13,108,177   $18,440,403
                                                                      ===========   ===========
                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable, current portion..................................... $ 3,147,339   $   900,000
  Accounts payable...................................................   1,292,698     1,771,233
  Advanced billings..................................................     892,712     1,463,357
  Accrued expenses...................................................     437,609       609,052
  Income taxes payable...............................................          --        53,000
                                                                      -----------   -----------
          Total current liabilities..................................   5,770,358     4,796,642
Notes payable, less current portion..................................   6,079,871     9,973,420
Notes payable to shareholder.........................................     712,933            --
Deferred taxes.......................................................          --       898,000
                                                                      -----------   -----------
          Total liabilities..........................................  12,563,162    15,668,062
                                                                      -----------   -----------
Commitments and contingencies (Note 8)
Mandatorily redeemable preferred stock, Series A, $.01 par value,
  3,000,000 shares authorized, issued and outstanding................          --     3,000,000
Note receivable -- shareholder.......................................          --    (3,000,000)
Mandatorily redeemable preferred stock, Series B, $.01 par value,
  4,000,000 shares authorized, issued and outstanding................          --     4,119,949
Mandatorily redeemable convertible preferred stock, Series C, $.01 par value, 678,000 shares authorized, 677,849 shares issued and
  outstanding........................................................          --     2,059,975
                                                                      -----------   -----------
                                                                               --     6,179,924
                                                                      -----------   -----------
Shareholders' equity (deficit):
  Common stock, no par value; 1,000 and 0 shares authorized, issued
     and outstanding, respectively...................................     286,976            --
  Common stock, $.01 par value; 0 and 13,000,000 shares authorized, respectively; 0 and 2,040,000 shares issued and outstanding,
     respectively....................................................          --        20,400
  Additional paid-in capital.........................................          --       522,962
  Accumulated equity (deficit).......................................     258,039    (3,950,945)
                                                                      -----------   -----------
          Total shareholders' equity (deficit).......................     545,015    (3,407,583)
                                                                      -----------   -----------
          Total liabilities and shareholders' equity................. $13,108,177   $18,440,403
                                                                      ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           NETWORK PAGING CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     YEARS ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                       1993            1994
                                                                    -----------     -----------
Revenues:
  Pager lease and access fees...................................    $13,821,722     $20,623,189
  Product sales.................................................      4,070,377       7,829,759
  Other income..................................................         94,110          72,676
                                                                    -----------     -----------
     Total revenues.............................................     17,986,209      28,525,624
Cost of products sold...........................................      3,666,084       6,801,285
                                                                    -----------     -----------
                                                                     14,320,125      21,724,339
Expenses:
  Operating.....................................................      2,959,085       4,456,541
  Selling and marketing.........................................      4,767,661       6,778,711
  General and administrative....................................      3,459,189       5,442,634
  Reorganization bonuses (Note 10)..............................             --         634,809
  Depreciation and amortization.................................      1,914,578       2,949,417
                                                                    -----------     -----------
Operating income................................................      1,219,612       1,462,227
Interest income.................................................          7,847         204,331
Interest expense................................................        942,614       1,244,716
                                                                    -----------     -----------
Income before taxes.............................................        284,845         421,842
Provision for income taxes -- 1994..............................             --         151,000
Provision for income taxes resulting from conversion to C
  Corporation status (Note 7)...................................             --         800,000
                                                                    -----------     -----------
Net income (loss)...............................................        284,845        (529,158)
Pro forma provision for income taxes (unaudited)................        108,000              --
Preferred stock dividend requirement............................             --        (423,440)
                                                                    -----------     -----------
Pro forma net income (loss) applicable to common shareholders
  (unaudited)...................................................    $   176,845     $  (952,598)
                                                                    ===========     ===========
Pro forma income (loss) per share (unaudited):
  Primary.......................................................    $       .09     $      (.47)
                                                                    ===========     ===========
  Fully diluted.................................................    $       .09     $      (.47)
                                                                    ===========     ===========
Weighted shares outstanding (Note 1):
  Primary.......................................................      2,040,000       2,040,000
                                                                    ===========     ===========
  Fully diluted.................................................      2,040,000       2,040,000
                                                                    ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           NETWORK PAGING CORPORATION

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                              $.01
                                                NO PAR         PAR       ADDITIONAL     ACCUMULATED
                                                COMMON       COMMON       PAID-IN         EQUITY
                                                 STOCK        STOCK       CAPITAL        (DEFICIT)
                                               ---------     -------     ----------     -----------
Balance at December 31, 1992...............    $ 286,976          --             --     $   (26,806)
Net income.................................           --          --             --         284,845
                                               ---------     -------      ---------     -----------
Balance at December 31, 1993...............      286,976          --             --         258,039
Net income (loss) prior to conversion to C
  Corp. (January 1, 1994 through March 31,
  1994)....................................           --          --      $  (1,653)             --
Constructive distribution of S Corporation
  retained earnings........................           --          --        258,039        (258,039)
Common stock retired.......................     (286,976)         --             --              --
                                               ---------     -------      ---------     -----------
Balance at April 1, 1994...................           --          --        256,386              --
Common stock issued........................           --     $20,400        266,576              --
Issuance of Series A redeemable preferred
  stock....................................           --          --             --      (3,000,000)
Dividends on preferred stock...............           --          --             --        (423,440)
Net loss subsequent to conversion to C
  Corporation (April 1, 1994 through
  December 31, 1994).......................           --          --             --        (527,505)
                                               ---------     -------      ---------     -----------
Balance at December 31, 1994...............    $      --     $20,400      $ 522,962     $(3,950,945)
                                               =========     =======      =========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           NETWORK PAGING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               YEAR ENDED DECEMBER 31,
                                                                             ----------------------------
                                                                                1993             1994
                                                                             -----------     ------------
Cash flows from operating activities:
  Net income (loss)......................................................    $   284,845     $   (529,158)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation.........................................................      1,909,778        2,879,321
    (Gain) loss on sale of property and equipment........................         18,501           38,878
    Provision for bad debts..............................................        735,067          960,091
    (Increase) decrease in operating assets
      Trade receivables..................................................     (1,622,229)      (2,544,604)
      Inventories........................................................         77,896       (1,327,573)
      Prepaid expenses...................................................        (69,375)         (52,347)
      Other receivables..................................................        (41,881)         (33,538)
      Other assets, net..................................................         83,696         (469,966)
    Increase in operating liabilities
      Accounts payable...................................................        818,220          478,535
      Advanced billings..................................................        329,447          570,645
      Accrued expenses...................................................         43,895          171,443
      Income taxes payable...............................................             --           53,000
      Deferred taxes.....................................................             --          898,000
                                                                             -----------      -----------
         Net cash provided by operating activities.......................      2,567,860        1,092,727
                                                                             -----------      -----------
Cash flows from investing activities:
  Capital expenditures...................................................     (5,383,584)      (5,763,738)
  Proceeds from sale of property and
    equipment............................................................        456,561          746,178
  Deposit on pending acquisition.........................................             --         (275,000)
                                                                             -----------      -----------
         Net cash used in investing activities...........................     (4,927,023)      (5,292,560)
                                                                             -----------      -----------
Cash flows from financing activities:
  Decrease in notes receivable...........................................             --          893,384
  Increase in notes receivable...........................................       (586,798)      (3,306,586)
  Proceeds from notes payable............................................      7,211,976       19,944,636
  Proceeds from notes payable to shareholder.............................      1,468,054           70,000
  Reductions in notes payable............................................     (3,737,462)     (18,298,425)
  Reductions in notes payable to shareholder.............................     (1,649,440)        (782,933)
  Proceeds from preferred stock Series B, net of issuance costs of
    $61,969..............................................................             --        3,938,031
  Proceeds from preferred stock Series C, net of issuance costs of
    $30,984..............................................................             --        1,969,016
  Dividends on preferred stock...........................................             --         (150,563)
                                                                             -----------      -----------
         Net cash provided by financing activities.......................      2,706,330        4,276,560
                                                                             -----------      -----------
Net increase in cash and cash equivalents................................        347,167           76,727
Cash and cash equivalents at beginning of year...........................        139,418          486,585
                                                                             -----------      -----------
Cash and cash equivalents at end of year.................................    $   486,585     $    563,312
                                                                             ===========      ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest.................................    $   952,393     $  1,149,617
                                                                             ===========      ===========
  Cash paid during the year for taxes....................................    $        --     $         --
                                                                             ===========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           NETWORK PAGING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Company Background

     Florida Network USA, Inc. ("Network USA"), a wholly owned subsidiary of Network Paging Corporation ("Network"), was established in 1989, as a private carrier paging company. Network has the ability to provide regional, corridor, statewide or nationwide services to more than 6,000 American cities by linking its paging system with those of independent paging companies ("Affiliates"). Network also provides its Affiliates with other services including pagers, equipment, marketing, and training assistance.

     Reorganization

     In April 1994, Network USA signed an agreement with an investment group to obtain a cash infusion of $6 million in exchange for $6 million of 10% promissory notes which were exchangeable, in certain circumstances, for an aggregate of 4 million shares of Series B redeemable preferred stock and 677,849 shares of Series C redeemable convertible preferred stock, as described below.

     In connection with this cash infusion, Network USA amended and restated its articles of incorporation, effective April 1, 1994, to authorize the issuance of 13 million shares of common stock (par value of $.01 per share) and 7.678 million shares of preferred stock (par value of $.01 per share) which resulted in the change of its S Corporation status to C Corporation status. The preferred stock consists of 3 million shares of Series A redeemable preferred stock, bearing a cumulative annual dividend of 7.25%, redeemable at $1 per share; 4 million shares of Series B redeemable preferred stock, bearing a cumulative annual dividend of 10%, redeemable at $1 per share; and 678,000 shares of Series C redeemable convertible preferred stock, convertible at the option of the holder into a minimum of 15%, increasing to 21% (dependent on the date of conversion and the occurrence of specified events), of Network USA's then outstanding common stock (see further description of shares issued, redemption and conversion options at Note 11). Concurrent with the change in corporate structure, Network USA effected a recapitalization by issuing 2.04 million shares of common stock and 3 million shares of Series A redeemable preferred stock in exchange for all previously outstanding common stock. As a result of this change in Network USA's corporate status, the retained earnings and the current year net loss, through the effective date of the change, was reclassified to additional paid-in capital. The retained earnings balance at December 31, 1994 represents earnings and dividends under the current corporate status only.

     Concurrent with the receipt of the funds referred to above, Network USA loaned the common stock shareholder $3 million in the form of a note receivable bearing a 7% interest rate, interest due monthly and the total balance due in April 2001.

     In July 1994, Network USA's sole shareholder and the investment group formed a holding company, Network Paging Corporation, and merged Network USA into a wholly-owned subsidiary of Network Paging Corporation. Concurrent with this restructuring, the $6 million promissory notes were exchanged for the Series B redeemable preferred stock and C redeemable convertible preferred stock referred to above.

     Trade Receivables -- Allowance for Doubtful Accounts

     Trade receivables are reflected net of an allowance for doubtful accounts. The allowance for doubtful accounts is established through a provision for bad debts. Receivables are charged against the allowance for doubtful accounts when management believes that collection is unlikely.

     Concentrations of credit risk with respect to trade accounts receivable are generally diversified due to the large number of customers comprising Network's customer base and their dispersion among various industries and geographic areas.

                           NETWORK PAGING CORPORATION

     Inventories

     Inventories are stated at lower of cost or market, with cost determined by specific identification. Inventories consist of new and used pagers held for resale.

     Property and Equipment

     Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the term of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

     Other Assets

     Other assets consists primarily of deferred financing costs and money on deposit. Money on deposit relates primarily to the pending acquisition of Call Comm, Inc. and Telecommunications Associates, Inc. (see further discussion at
Note 8). Deferred financing costs will be amortized on a straightline basis over their anticipated useful lives, which range from three to four years.

     Revenue Recognition

     Revenues from leased pagers and paging services principally are billed in advance of services being provided. Such advance billings for these services are deferred and recognized as revenue when earned. Affiliate access fees are recognized on the accrual basis as the related services are performed. Revenues from the sale of pagers are recognized on the accrual basis when title passes from Network to the customer.

     Income Taxes

     As described above, Network changed its tax status to C Corporation status in April 1994. Prior to April 1994, Network had elected to be taxed as an S Corporation under the provisions of Section 1362 of the Internal Revenue Code. Under those provisions, the shareholder included Network's income or loss in his individual income tax return. A provision for income taxes has been recognized for the difference in the reported tax basis and book basis of assets and liabilities as a result of the change in Network's tax status and for the eight month period ended December 31, 1994, and is reflected in these consolidated financial statements.

     Fair Value of Financial Instruments

     The carrying amount for cash, short-term investments, accounts receivable, accounts payable, accrued expenses and notes payable are a reasonable estimate of their fair value.

     Cash Flows

     For the purpose of the statements of cash flows, cash equivalents include highly liquid investments with original maturities of three months or less.

     Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

                           NETWORK PAGING CORPORATION

     Earnings Per Share

     Earnings per share is computed by dividing net income (loss) by the weighted average number of common and common share equivalents outstanding.

2. OTHER RECEIVABLES

     Other receivables consist of:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1993         1994
                                                                     --------     --------
    Loans to employees.............................................  $ 61,951     $ 61,185
    Loans to officers..............................................    28,362          125
    Receivables from related parties...............................        --       67,611
    Other..........................................................    23,372       18,302
                                                                     --------     --------
                                                                     $113,685     $147,223
                                                                     ========     ========

3. PROPERTY AND EQUIPMENT

     Major classifications of property and equipment and related assets' lives are summarized as follows:

                                                                             DECEMBER 31,
                                                                      ---------------------------
                                              USEFUL LIFE (YEARS)        1993            1994
                                              -------------------     -----------     -----------
    Pagers held for lease...................             4            $ 6,532,560     $ 6,825,579
    Transmittal equipment...................             7              4,202,379       5,836,327
    Furniture, fixtures and equipment.......           5-7              1,517,746       3,494,150
    Vehicles................................             5                142,144         273,232
    Equipment on loan to Affiliates.........             5                 86,916         156,162
    Leasehold improvements..................             7                 25,586          27,334
                                                                      -----------
                                                                       12,507,331      16,612,784
    Less accumulated depreciation and amortization...............       3,710,060       5,995,152
                                                                      -----------
                                                                        8,797,271      10,617,632
    Construction in progress.....................................                         383,173
    Satellite dishes and transmitters not yet placed in
      service....................................................         587,813         483,638
                                                                      -----------
                                                                      $ 9,385,084     $11,484,443
                                                                      ===========

     In 1993, pagers and transmittal equipment with a cost of $8,990,974 were pledged as collateral for loans. At December 31, 1994, all assets, 100% of the stock of Network USA, and 100% of the stock of all of its future subsidiaries are pledged as collateral on the reducing revolving credit facility. On December 31, 1993 and 1994, total accumulated depreciation related to pagers held for lease amounted to $2,037,021 and $3,219,725, respectively.

                           NETWORK PAGING CORPORATION

4. OTHER ASSETS

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1993         1994
                                                                      -------     --------
    Financing costs, net of amortization of $57,062.................       --     $418,292
    Money on deposit................................................  $35,765      313,312
    Other...........................................................       --       49,127
                                                                      -------     --------
                                                                      $35,765     $780,731
                                                                      =======     ========

5. ACCRUED EXPENSES

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1993         1994
                                                                     --------     --------
    Sales and use tax..............................................  $126,401     $246,328
    Accrued bonuses and commissions................................   127,497      132,101
    Accrued interest...............................................    71,572      154,175
    Other..........................................................   112,139       76,448
                                                                     --------     --------
                                                                     $437,609     $609,052
                                                                     ========     ========

6. NOTES PAYABLE

                                                                        DECEMBER 31,
                                                                 --------------------------
                                                                    1993           1994
                                                                 ----------     -----------
    Borrowings under $12 million reducing revolving credit
      facility.................................................          --     $10,873,420
    Notes payable to a commercial finance company due at
      various dates through November 1998 and interest rates
      from 10% to 12%, monthly installments vary in relation to
      debt outstanding, secured by pagers or transmittal
      equipment................................................  $8,216,995              --
    Notes payable to commercial finance company, interest at
      10% to 12.5%, monthly installments of $21,075 plus
      interest through January 1999, secured by transmitters...     773,980              --
    Other notes payable to banks, secured by fixed assets......     124,689              --
    Capital lease obligation with finance company, monthly
      installments of $5,744, interest ranging from 5.32% to
      11.75%, secured by pagers................................     111,546              --
                                                                 ----------     -----------
                                                                  9,227,210      10,873,420
    Less notes payables, current portion.......................   3,147,339         900,000
                                                                 ----------     -----------
                                                                 $6,079,871     $ 9,973,420
                                                                 ==========     ===========

     Following are maturities of long-term debt for each of the next five years:

        1995............................................................  $    900,000
        1996............................................................     2,400,000
        1997............................................................     3,000,000
        1998............................................................     3,600,000
        1999............................................................       973,420
                                                                          ------------
                                                                          $ 10,873,420
                                                                          ============

                           NETWORK PAGING CORPORATION

     In July 1994, Network entered into a $12 million reducing revolving credit facility with a commercial bank. The level of available funds under this credit facility will be reduced on a quarterly basis, commencing June 30, 1995. The interest rate is tied to the bank's prime plus a specified percentage ranging from .5% to 2% with such percentage being based on Network's leverage ratio (the bank's prime rate and Network's interest rate were 8.5% and 10%, respectively, at December 31, 1994). The final principal payment on this credit facility is due June 30, 1999.

     The credit facility also requires payment of a commitment fee on the available funds balance at the rate of .5% per annum payable on a quarterly basis. Borrowings are secured by all assets and 100% of the stock of Network USA. Network incurred loan origination fees and direct financing costs aggregating $316,165, which have been capitalized and are to be recognized as interest expense over the life of the loan.

     The credit facility agreement requires maintenance of certain specified financial and operating covenants which prohibit incurrence of additional debt, without approval by the bank, and restrict payment of cash dividends on common stock during the term of the credit facility.

     As of December 31, 1994, Network was eligible to borrow all of the $1,126,580 remaining on the credit facility. Principal repayments based on the amount outstanding at December 31, 1994, are $900,000 in 1995, $2.4 million in 1996, $3 million in 1997, $3.6 million in 1998, and $973,420 in 1999.

     In September 1994, Network entered into an interest rate agreement which provides a ceiling on interest costs with respect to $6 million of Network's $12 million credit facility in the event the bank's prime rate exceeds 9.75%. Starting in June 1995, the dollar amount on which the interest rate agreement is applicable decreases from $6 million to $3.225 million incrementally, on a quarterly basis, through September 1997 when the agreement terminates. The $109,000 cost of this agreement has been capitalized and included in other assets and is being amortized over the three year life of the agreement.

7. INCOME TAXES

     In connection with the reorganization in April 1994 (see Note 1), Network changed from S Corporation status to C Corporation status for income tax purposes. A provision for income taxes has been recognized for the difference in the reported tax basis and book basis of assets and liabilities as a result of the change from S Corporation status to C Corporation status for the eight month period of operations ended December 31, 1994, as follows:

        Current:
          Federal.........................................................  $  47,000
          State...........................................................      6,000
        Deferred..........................................................    898,000
                                                                            ---------
                                                                            $ 951,000
                                                                            =========

     The provision for income taxes at December 31, 1994, shown above, varied from the statutory federal income tax rates for those periods as follows:

    Federal income tax rate......................................................   34.0%
    State income taxes, net of federal tax benefit...............................    1.0
    Non-deductible items.........................................................    1.8
    Deferred taxes recognized on change from S Corporation to C Corporation status.....................................................................  187.8
                                                                                   -----
    Effective tax rate...........................................................  224.6%
                                                                                   =====

                           NETWORK PAGING CORPORATION

     Deferred taxes shown on the balance sheet are comprised of the following:

                                                                   APRIL 1,     DECEMBER 31,
                                                                     1994           1994
                                                                   --------     ------------
    Deferred tax assets -- current:
      Allowance for bad debts..................................    $ 67,504      $  166,000
      Other....................................................      12,456          12,000
                                                                   --------     -----------
              Total............................................    $ 79,960      $  178,000
                                                                   ========      ==========
    Deferred tax liability -- non-current:
      Depreciation.............................................    $854,544      $1,076,000
                                                                   --------     -----------
              Total............................................    $854,544      $1,076,000
                                                                   ========      ==========

     The pro forma provision for income taxes for December 31, 1993 was determined based on the statutory federal income tax rates for those periods.

8. COMMITMENTS AND CONTINGENCIES

     Litigation

     On August 2, 1995, Network was named as one of several defendants in a suit filed in the District Court of Collin County, Texas, by Contact Communications, Inc. and ProNet Inc., which alleges that Network and other named defendants tortiously interfered with an alleged contract between the plaintiffs, Page East and the sole shareholder of Page East which would have provided for the acquisition of Page East by the plaintiffs. The plaintiffs seek unspecified damages. Network believes they have meritorious defenses and will vigorously defend against this suit.

     Capital Lease Obligations

     At December 31, 1993, Network was the lessee of pagers and other equipment under capital leases expiring at various dates from 1994 to 1998. Capital lease obligations of $14,064 were incurred during 1993. In July 1994, upon entering into the $12 million reducing revolving credit facility, these leases were paid off in full. The cost of these pagers and equipment amounted to $169,149, and related depreciation expense amounted to $40,670 and $42,287 at December 31, 1993 and 1994, respectively.

     The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

     Interest rates on capitalized leases during 1993 varied from 5.32% to 11.75% and were imputed based on the lower of Network's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

     Operating Lease Obligations

     Network leases a building and a warehouse which are owned by a related party (see Note 9) under operating leases, which expire in 1998, with monthly payments of $25,320. These leases require payment of insurance and maintenance costs in addition to rental payments.

     Network also leases various transmittal sites and equipment under operating leases which are cancelable upon 30 or 90 days notice. These leases require payment of taxes, insurance and maintenance costs in addition to rental payments.

                           NETWORK PAGING CORPORATION

     Total rental expense under all operating leases was $858,560 and $1,740,149 in 1993 and 1994, respectively.

     The operating leases for the building and warehouse space are not considered month to month leases. Future lease obligations under these leases as of December 31, 1994 are $303,840 in 1995; $303,840 in 1996; $303,840 in 1997;
and $282,840 in 1998.

     Pending Acquisition

     On December 1, 1994, Network began operating Call Comm, Inc., a paging company, and Telecommunications Associates, Inc., a licensing company, under a management agreement. Under the terms of the agreement, Network is performing all operations aspects of these entities and has recorded related revenues and costs of sales for the month of December.

     Pending FCC approval, Network plans to acquire certain licenses and fixed assets of Call Comm, Inc., and Telecommunications Associates, Inc. The total purchase price will be $875,000, consisting of $200,000 cash and issuance of promissory notes in the aggregate amount of $600,000, bearing interest at the rate of 7.75% per annum. At December 31, 1994, Network has recorded money on deposit in the amount of $275,000 which represents cash paid to the owners of Call Comm, Inc., and Telecommunications Associates, Inc., as earnest money for this pending acquisition. The excess of cost over fair value of tangible assets included in this acquisition will be allocated to licenses and a covenant not to compete and will be amortized on a straight-line basis over the respective assets' anticipated useful lives, which range from three to four years.

9. RELATED PARTIES

     Shareholder

     Network has one common stock shareholder who advanced working capital funds to Network. The amount due to the shareholder for such advances was $712,933 at December 31, 1993. These advances were repaid by Network in full in 1994. In April 1994, Network issued 3 million shares of Series A redeemable preferred stock to the common stock shareholder, bearing a cumulative annual dividend of 7.25%, redeemable at $1 per share. Simultaneously, Network advanced the shareholder $3 million in the form of a 7% note receivable, interest due monthly, with the principal due in full in April 2001.

     In December 1993, Network sold the building which houses its corporate operations to Network Paging Corporation of Tennessee ("NPC") which is 100% owned by the sole shareholder of Network USA. The sale transaction was recorded at the net book value as originally recorded on Network's financial statements which approximated fair market value at the time of the transaction. Upon sale of the building, NPC assumed the underlying debt and issued Network a 9% note receivable which had a balance of $586,798 at December 31, 1993. As of December 31, 1993, Network was the guarantor for NPC on a line of credit secured by the building which houses Network's headquarters. The outstanding balance on the line of credit was approximately $1.6 million as of December 31, 1993. Subsequent to 1993, NPC converted the line of credit into a note agreement which released Network as guarantor. Network currently leases its corporate offices from NPC at a rate which approximates fair market value (see Note 8).

     In connection with the reorganization discussed in Note 1, the shareholder granted Network an option to acquire his 50% interest in Alabama Network USA, Inc., a corporation formed by the shareholder and a third party to own and operate transmission facilities in Birmingham and Tuscaloosa, Alabama. The option provides that Network can acquire the shareholder's interest at the cost of approximately $75,000 until 2001.

                           NETWORK PAGING CORPORATION

     Employee and Officer Loans

     Other receivables on Network's balance sheet include employee and officer loans of $90,313 and $61,310 at December 31, 1993 and 1994, respectively.

     Affiliates

     Network has equipment with an original cost of $156,162 on loan to certain paging Affiliates throughout the country. Depreciation is being recorded in accordance with Network's standard policy.

     Major Supplier

     Network purchases the majority of its pagers from Motorola.

10. EMPLOYEE BENEFITS AND COMPENSATION

     Employee Benefit Plan

     During 1992, Network began sponsoring a defined contribution pension plan that covers all employees. The plan allows employees to make voluntary contributions. Network's contribution is based on a percentage of those voluntary contributions. The amount of pension expense was $28,632 and $50,445 in 1993 and 1994, respectively.

     Reorganization Bonuses

     As a result of the successful reorganization and recapitalization of Network in April 1994, the Board of Directors elected to grant discretionary bonuses to key management personnel in the amount of $634,809, which were distributed during 1994.

11. SHAREHOLDERS' EQUITY

     Common Stock

     In connection with the reorganization (Note 1), Network performed a recapitalization by issuing 2.04 million shares of common stock and 3 million shares of Series A redeemable preferred stock (as described below), in exchange for all of the previously outstanding common stock. Under the terms of the reorganization, Network may not declare and pay, or set aside funds for the payment of, any dividends related to any common stock or any preferred stock junior to the preferred stock discussed below.

     Preferred Stock

     Series A redeemable preferred stock provides an annual dividend of 7.25% of the original purchase price payable quarterly and has liquidating preference over common stock. As a result of the recapitalization referred to above, the Series A redeemable preferred stock is recorded at its redemption value of $3 million and has been reflected as a reduction to retained earnings.

     Series B redeemable preferred stock and Series C redeemable convertible preferred stock, recorded at their fair market values of $4 million and $2 million less associated issuance costs of $61,969 and $30,984, respectively, provide an annual dividend of 10% of the original purchase price and have liquidating preference, at a rate of $1 and $2.95 per share for Series B redeemable preferred stock and Series C redeemable convertible preferred stock, respectively, over Series A redeemable preferred stock and common stock. The issuance costs related to the Series B redeemable preferred stock and Series C redeemable convertible preferred stock are being accreted over the period until mandatory redemption. Series C redeemable convertible preferred stock carries voting rights equivalent to the anticipated number of common shares, on an if converted basis, and if still outstanding, becomes mandatorily convertible to common stock on April 30,

                           NETWORK PAGING CORPORATION

2001. Upon any conversion of the Series C redeemable convertible preferred stock, all accumulated and unpaid dividends shall be forgiven. Network has the option of redeeming all, but not less than all, of the outstanding preferred stock at its liquidation price upon the closing of a public offering (which meets certain parameters) of Network's common stock. Upon certain conditions, the holders of any class of preferred stock may request redemption of its stock, commencing no sooner than April 1998.

     Dividends on the Series A redeemable preferred stock in the amount of $150,563 were distributed in December 1994; dividends on the Series B redeemable preferred stock and Series C redeemable convertible preferred stock in the amount of $181,918 and $90,959, respectively, have been accrued and included in the redemption value of such series of preferred stock at December 31, 1994.

     Stock Option Plan

     In December 1993, Network established a Stock Option Plan which provides for the granting of non-qualified and incentive stock options, as defined by the Internal Revenue Code, to key employees of Network at prices which represent fair market value at dates of grant. Under the Plan, options may be granted to employees to purchase a maximum of 510,000 shares of common stock, as available. Options granted under the Plan expire in ten years from the date of grant and become exercisable at such dates and prices as are determined by Network's Board of Directors. In December 1993, 435,000 shares with an option price of $3.73 per share were granted and are outstanding at December 31, 1994. These options become exercisable in four annual increments beginning in July 1995. No compensation expense has been recorded in connection with the options outstanding under this Plan.

12. SUBSEQUENT EVENTS (UNAUDITED)

     On July 26, 1995, Network entered into a letter of intent with respect to the proposed acquisition of Page East, Inc. ("Page East"), a Network Affiliate headquartered in Windsor, North Carolina. Page East has entered into a definitive agreement to acquire the assets of Coastal Carolina Communications, Inc. ("Coastal"). At June 30, 1995, Page East and Coastal combined had approximately 18,500 paging and voicemail subscriber units in service.

     Under the terms of the letter of intent among Network, Page East and the stockholders of Page East, the parties agree that Network is to acquire all of the outstanding stock of Page East for a purchase price of $10.9 million, subject to upward adjustment based upon a multiple of combined cash flows of Page East and Coastal for the year ending December 31, 1995. The obligations of Network under the letter of intent are subject to satisfactory due diligence review and the absence of material adverse changes in the operations or condition of Page East. The obligations of all parties are subject to the negotiation of definitive agreements and to required regulatory approvals.

     The letter of intent provides that in the event Network fails to execute definite agreements prior to October 26, 1995 for any reason other than material adverse findings during its due diligence review, it must pay the stockholders of Page East liquidated damages of $1.0 million, as specified in the letter of intent. The letter of intent also provides that if the stockholders of Page East
(i) fail to execute definitive agreements prior to October 26, 1995, or otherwise fail to consummate the transaction over the objection of Network and
(ii) agree, prior to January 26, 1997, to sell the stock or assets of Page East to any third party, Network will be entitled to liquidated damages of $1.0 million, as specified in the letter of intent.

                           NETWORK PAGING CORPORATION

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
              PERIODS ENDED OCTOBER 31, 1994 AND OCTOBER 24, 1995

                                                                    PERIOD ENDED     PERIOD ENDED
                                                                    OCTOBER 31,      OCTOBER 24,
                                                                        1994             1995
                                                                    ------------     ------------
Revenues:
  Mobile communication services.................................    $ 16,643,329     $ 24,389,961
  Equipment sales...............................................       6,029,098        4,321,145
                                                                    ------------     ------------
     Total revenues.............................................      22,672,427       28,711,106
Cost of equipment sales.........................................       4,961,072        4,066,026
                                                                    ------------     ------------
                                                                      17,711,355       24,645,080
Costs and expenses:
  Operating expenses -- exclusive of depreciation and
     amortization...............................................       3,803,257        5,533,275
  Depreciation and amortization.................................       2,372,283        3,025,420
  Selling.......................................................       4,898,896        7,401,218
  General and administrative....................................       5,253,112       12,022,929
  Reorganization bonuses........................................         634,809               --
                                                                    ------------     ------------
                                                                      16,962,357       27,982,842
                                                                    ------------     ------------
Operating income (loss).........................................         748,998       (3,337,762)
Interest expense................................................      (1,051,772)        (935,918)
Interest income.................................................         168,038          175,623
                                                                    ------------     ------------
                                                                        (883,734)        (760,295)
                                                                    ------------     ------------
Loss before income taxes........................................        (134,736)      (4,098,057)
Income tax benefit (expense)....................................          51,334         (706,500)
Provision for income taxes resulting from conversion to C
  Corporation status............................................        (800,000)              --
                                                                    ------------     ------------
Net loss........................................................    $   (883,402)    $ (4,804,557)
                                                                    ============     ============
Loss per common share:
  Primary.......................................................    $      (0.43)    $      (2.16)
                                                                    ============     ============
  Fully diluted.................................................    $      (0.43)    $      (2.16)
                                                                    ============     ============
Weighted shares outstanding:
  Primary.......................................................       2,040,000        2,229,159
                                                                    ============     ============
  Fully diluted.................................................       2,040,000        2,229,159
                                                                    ============     ============

           See notes to unaudited consolidated financial statements.

                           NETWORK PAGING CORPORATION

            UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                         PERIOD ENDED OCTOBER 31, 1994

                                          NO PAR     $.01 PAR    ADDITIONAL    ACCUMULATED
                                          COMMON      COMMON      PAID-IN        EQUITY
                                          STOCK       STOCK       CAPITAL       (DEFICIT)        TOTAL
                                         --------    --------    ----------    -----------    -----------
Balance, December 31, 1993............   $286,976    $     --     $      --    $   258,039    $   545,015
Net loss prior to conversion to C
  Corp. (January 1, 1994 through March
  31, 1994)...........................         --          --        (1,653)            --         (1,653)
Constructive distribution of S
  Corporation retained earnings.......         --          --       258,039       (258,039)            --
Common stock retired..................   (286,976)         --            --             --       (286,976)
                                         --------    --------     ---------    -----------    -----------
                                               --          --       256,386             --        256,386
Common stock issued...................         --      20,400       266,576             --        286,976
Issuance of Series A redeemable
  preferred stock.....................         --          --            --     (3,000,000)    (3,000,000)
Net loss subsequent to conversion to C
  Corporation (April 1, 1994 through
  October 31, 1994)...................         --          --            --       (883,402)      (883,402)
                                         --------    --------     ---------    -----------    -----------
Balance, October 31, 1994.............   $     --    $ 20,400     $ 522,962    $(3,883,402)   $(3,340,040)
                                         ========    ========     =========    ===========    ===========

            UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                         PERIOD ENDED OCTOBER 24, 1995

                                   COMMON STOCK                   ADDITIONAL
                                -------------------   TREASURY     PAID-IN     ACCUMULATED
                                 SHARES     AMOUNT      STOCK      CAPITAL       DEFICIT        TOTAL
                                ---------   -------   ---------   ----------   -----------   -----------
Balance, January 1, 1995......  2,040,000   $20,400   $      --   $  522,962   $(3,950,945)  $(3,407,583)
Issuance of common stock......    417,500     4,175          --           --            --         4,175
Repurchase of common stock....         --        --    (145,950)          --            --      (145,950)
Stock compensation............         --        --          --    4,017,395            --     4,017,395
Net loss......................         --        --          --           --    (4,804,557)   (4,804,557)
                                ---------   -------    --------   ----------   -----------   -----------
Balance, October 24, 1995.....  2,457,500   $24,575   $(145,950)  $4,540,357   $(8,755,502)  $(4,336,520)
                                =========   =======    ========   ==========   ===========   ===========

           See notes to unaudited consolidated financial statements.

                           NETWORK PAGING CORPORATION

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
              PERIODS ENDED OCTOBER 31, 1994 AND OCTOBER 24, 1995

                                                                      PERIOD ENDED    PERIOD ENDED
                                                                      OCTOBER 31,     OCTOBER 24,
                                                                          1994            1995
                                                                      ------------    ------------
Cash flows from operating activities:
  Net income (loss)................................................   $   (134,736)   $ (4,804,557)
  Depreciation and amortization....................................      2,337,106       3,025,420
  Provision for lost and damaged pagers............................             --         135,571
  Provision for bad debts..........................................        710,091       1,311,903
  Gain on sale of asset............................................         32,398              --
  Stock compensation...............................................             --       4,017,395
  (Increase) decrease in operating assets:
     Trade receivables.............................................     (1,762,627)     (1,638,220)
     Inventories...................................................     (2,191,268)       (725,321)
     Other receivables.............................................       (111,669)       (405,857)
     Prepaid expenses..............................................        (83,443)        149,886
     Other assets..................................................       (749,190)     (1,029,135)
  Increase (decrease) in operating liabilities:
     Accounts payable..............................................      1,584,223       2,670,996
     Advance billings..............................................        516,651         642,621
     Accrued liabilities...........................................        204,594       1,289,587
     Provision for income taxes....................................             --         591,212
     Deferred taxes................................................             --        (898,000)
                                                                      ------------    ------------
          Net cash provided by operating activities................        352,130       4,333,501
                                                                      ------------    ------------
Cash flows from investing activities:
  Capital expenditures.............................................     (4,885,213)     (7,072,351)
  Proceeds from sale of fixed assets...............................        621,815       1,292,093
                                                                      ------------    ------------
          Net cash used in investing activities....................     (4,263,398)     (5,780,258)
                                                                      ------------    ------------
Cash flows from financing activities:
  Issuance of note receivable......................................     (3,306,586)             --
  Decrease in notes receivable.....................................        893,384              --
  Proceeds from notes payable......................................     18,661,488       1,397,388
  Payments on notes payable........................................    (18,296,355)       (150,000)
  Proceeds from notes payable to shareholder.......................         70,000              --
  Payments on notes payable to shareholder.........................       (782,933)             --
  Issuance of common stock.........................................        286,976           4,175
  Repurchase of common stock.......................................             --        (145,950)
  Proceeds from preferred stock Series B, net of issuance cost.....      3,938,031         352,755
  Proceeds from preferred stock Series C, net of issuance cost.....      1,969,016         176,529
                                                                      ------------    ------------
          Net cash provided by financing activities................      3,433,021       1,634,897
                                                                      ------------    ------------
Net (decrease) increase in cash....................................       (478,247)        188,140
Cash at January 1, 1994 and January 1, 1995, respectively..........        486,585         563,312
                                                                      ------------    ------------
Cash at October 31, 1994 and October 24, 1995, respectively........   $      8,338    $    751,452
                                                                      ============    ============

           See notes to unaudited consolidated financial statements.

                           NETWORK PAGING CORPORATION

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 24, 1995

1. BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements of Network Paging Corporation (the "Company" or "Network") have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation have been included. Operating results for the period ended October 24, 1995 are not necessarily indicative of the results that may be expected for the year ended December 31, 1995.

     These unaudited consolidated financial statements, footnote disclosures and other information should be read in conjunction with the consolidated financial statements and the notes thereto in the Company's annual financial statements.

                         REPORT OF INDEPENDENT AUDITORS

Boards of Directors
Metrocall, Inc.
Page America Group, Inc.

     We have audited the accompanying Statements of Net Assets of Page America Group, Inc. (New York and Chicago Operations) as of December 31, 1995 and December 31, 1994, and the related statements of operations and net assets and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Page America Group, Inc. (New York and Chicago Operations) at December 31, 1995 and December 31, 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared on a going concern basis. Page America Group, Inc. (the "Parent") has incurred substantial losses in recent years which has significantly weakened its financial condition. At December 31, 1995 the Parent's current liabilities exceeded its current assets by $52 million. This working capital deficiency includes borrowings of $48 million, of which $33 million relates to a credit facility with certain banks which is secured by substantially all of the assets of the New York and Chicago operations. The Parent intends to satisfy its obligations with proceeds it expects to receive from the planned sale of the New York and Chicago Operations pursuant to the Purchase Agreement described in Note B. If this transaction is not completed as planned, there would be substantial doubt about the ability of the Parent and the New York and Chicago Operations to continue as going concerns. This matter, and management's plans with respect thereto, is more fully discussed in Note A. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result if the transaction described in Note B is not completed as planned.

                                          ERNST & YOUNG LLP

Hackensack, New Jersey
June 17, 1996

           PAGE AMERICA GROUP, INC. (NEW YORK AND CHICAGO OPERATIONS)

                            STATEMENTS OF NET ASSETS
                                ($ IN THOUSANDS)

                                     ASSETS



                                                                                 DECEMBER 31,
                                                               JUNE 30,       -------------------
                                                                 1996          1995        1994
                                                              -----------     -------     -------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Accounts receivable, net of allowance for doubtful
     accounts of $223, $277, and $282.......................    $   858       $ 1,017     $ 1,345
  Prepaid expenses and other current assets.................        540           442         460
                                                                              -------     -------
                                                                                    -           -
                                                                -------
          Total current assets..............................      1,398         1,459       1,805
EQUIPMENT, less accumulated depreciation and amortization...      6,872         6,662       7,385
OTHER ASSETS:
  Certificates of authority, net of accumulated amortization
     of $3,518, $3,216, and $2,616..........................     20,670        20,968      21,391
  Customer lists, net of accumulated amortization of $8,280,
     $7,992, and $7,150.....................................      3,489         3,776       4,618
  Other intangibles, net of accumulated amortization of
     $3,328, $3,184, and $2,882.............................      8,801         8,945       9,725
  Deposits and other non-current assets.....................        310           400         832
                                                                              -------     -------
                                                                                    -           -
                                                                -------
                                                                 33,270        34,089      36,566
                                                                              -------     -------
                                                                                    -           -
                                                                -------
                                                                $41,540       $42,210     $45,756
                                                                =======       =======     =======
LIABILITIES AND NET ASSETS
CURRENT LIABILITIES:
  Accounts payable..........................................    $ 2,090       $ 1,982     $ 3,948
  Accrued expenses and other liabilities....................      1,625         1,413         890
  Customer deposits.........................................        276           299         359
  Deferred revenue..........................................      1,579         1,242       1,066
                                                                              -------     -------
                                                                                    -           -
                                                                -------
          Total current liabilities.........................      5,570         4,936       6,263
NET ASSETS..................................................     35,970        37,274      39,493
                                                                              -------     -------
                                                                                    -           -
                                                                -------
                                                                $41,540       $42,210     $45,756
                                                                =======       =======     =======

        The accompanying notes are an integral part of these statements.

           PAGE AMERICA GROUP, INC. (NEW YORK AND CHICAGO OPERATIONS)

                    STATEMENTS OF OPERATIONS AND NET ASSETS
                                ($ IN THOUSANDS)

                                            SIX MONTHS ENDED
                                                JUNE 30,              YEARS ENDED DECEMBER 31,
                                           -------------------     -------------------------------
                                            1996        1995        1995        1994        1993
                                           -------     -------     -------     -------     -------
                                               (UNAUDITED)
Service revenues.........................  $10,499     $11,510     $22,387     $24,919     $26,586
Sales revenues...........................    1,037       1,223       2,330       3,453       3,648
                                           -------     -------     -------     -------     -------
          Total revenues.................   11,536      12,733      24,717      28,372      30,234
OPERATING EXPENSES:
  Cost of service........................    1,059         979       2,031       1,963       1,837
  Cost of sales..........................      712         668       1,481       2,189       2,412
  Selling................................    2,188       2,439       5,017       5,104       4,879
  General and administrative.............    3,276       3,493       7,342       7,891       8,686
  Technical..............................    1,795       1,773       3,507       3,325       3,340
  Depreciation of equipment and
     amortization of deferred warranty
     costs...............................    1,913       2,066       4,458       5,131       6,868
  Amortization and write-off of
     intangibles and other assets........      734         980       2,289       2,748       2,987
                                           -------     -------     -------     -------     -------
                                            11,677      12,398      26,125      28,351      31,009
                                           -------     -------     -------     -------     -------
  Operating (loss) profit................     (141)        335      (1,408)         21        (775)
OTHER INCOME (EXPENSES):
  Gain (loss) on disposal of assets......       18          --          63         369         (53)
  Other..................................      103        (154)       (200)       (301)       (683)
                                           -------     -------     -------     -------     -------
                                               121        (154)       (137)         68        (736)
                                           -------     -------     -------     -------     -------
NET (LOSS) INCOME........................  $   (20)    $   181     $(1,545)    $    89     $(1,511)
NET DISTRIBUTIONS (TO) FROM PARENT.......   (1,284)     (1,289)       (674)     (4,679)     (4,066)
NET ASSETS AT BEGINNING OF PERIOD........   37,274      39,493      39,493      44,083      49,660
                                           -------     -------     -------     -------     -------
NET ASSETS AT END OF PERIOD..............  $35,970     $38,385     $37,274     $39,493     $44,083
                                           =======     =======     =======     =======     =======

        The accompanying notes are an integral part of these statements.

           PAGE AMERICA GROUP, INC. (NEW YORK AND CHICAGO OPERATIONS)

                            STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                            SIX MONTHS ENDED
                                                JUNE 30,              YEARS ENDED DECEMBER 31,
                                           -------------------     -------------------------------
                                            1996        1995        1995        1994        1993
                                           -------     -------     -------     -------     -------
                                               (UNAUDITED)
OPERATING ACTIVITIES:
  Net (loss) income......................  $   (20)    $   181     $(1,545)    $    89     $(1,511)
  Adjustments to reconcile net loss to
     net cash provided by operating
     activities:
     Depreciation and amortization.......    2,647       3,046       6,747       7,879       9,855
     Provision for losses on accounts
       receivable........................      371         140         548       1,373       1,130
     Provision for lost pagers...........       90          76         249         263         688
     Net book value of pagers sold.......      644         648       1,416       2,162       2,352
     Loss (gain) on disposal of assets...      (18)         --         (63)       (369)         53
     Other...............................       12          26          --          --          --
     Changes in assets and liabilities:
       Decrease (increase) in accounts
          receivable.....................      101         134        (353)       (749)       (810)
       Decrease (increase) in prepaid
          expenses and other current
          assets.........................      (11)       (438)         18        (214)        453
       (Decrease) increase in accounts
          payable........................     (237)       (405)     (1,966)        577      (2,445)
       Increase (decrease) in accrued
          expenses.......................     (146)        278         523        (312)        376
                                           -------     -------     -------     -------     -------
          Total adjustments..............    3,453       3,505       7,119      10,610      11,652
                                           -------     -------     -------     -------     -------
          Net cash provided by operating
            activities...................    3,433       3,686       5,574      10,699      10,141
                                           -------     -------     -------     -------     -------
INVESTING ACTIVITIES:
  Capital expenditures...................   (2,145)     (2,306)     (5,044)     (5,828)     (5,759)
  Licensing costs........................       (4)       (111)       (177)       (594)       (362)
  Net proceeds from disposal of
     equipment...........................       --          20         321         402          46
                                           -------     -------     -------     -------     -------
          Net cash used in investing
            activities...................   (2,149)     (2,397)     (4,900)     (6,020)     (6,075)
                                           -------     -------     -------     -------     -------
FINANCING ACTIVITY -- Net distributions
  (to) from parent.......................  $(1,284)    $(1,289)    $  (674)    $(4,679)    $(4,066)
                                           =======     =======     =======     =======     =======

        The accompanying notes are an integral part of these statements.

           PAGE AMERICA GROUP, INC. (NEW YORK AND CHICAGO OPERATIONS)

                         NOTES TO FINANCIAL STATEMENTS
         (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION -- The accompanying financial statements include those accounts related to radio paging operations in the New York and Chicago metropolitan areas (the "Companies") of Page America Group, Inc. (the "Parent"). These entities are the subject of an Asset Purchase Agreement dated April 22, 1996 under which the Parent and its subsidiaries have agreed to sell substantially all of the Companies' assets and businesses to Metrocall, Inc. Accordingly, accounts related to the Parent's financing and capital structure and the operations of other businesses (primarily paging operations in other geographic areas that were sold on or prior to July 28,
1995) have been excluded from these financial statements.

     The Companies market and provide over-the-air messaging information, products and services as radio common carriers ("RCC") under licenses from the Federal Communications Commission. The Companies' diversified customer base provides for a lack of concentration of credit risk.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     EQUIPMENT -- Equipment is stated at cost less accumulated depreciation and amortization and includes pagers held for sale or lease. Depreciation is computed by the declining balance method for pager equipment and the straight-line method for all other equipment in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated useful lives. Leasehold improvements are amortized over the shorter of the life of the respective lease or service life of the improvement. Cost of sales and service does not include depreciation expense, which is presented separately in the accompanying statements of operations.

     CERTIFICATES OF AUTHORITY -- The costs of certificates of authority related to the conduct of RCC operations are amortized on a straight-line basis principally over periods of 40 years.

     CUSTOMER LISTS -- Customer lists generally consist of a portion of the cost of business acquisitions assigned to the value of customer accounts and are amortized on a straight-line basis over the estimated lives of those customers which range up to fourteen years.

     OTHER INTANGIBLES -- Other intangibles include the excess of the purchase price over the fair market value of the net assets acquired and are amortized on a straight-line basis principally over 40 year periods. Management routinely evaluates the carrying value of all intangibles for impairment.

     FINANCIAL CONDITION OF PARENT -- The accompanying financial statements have been prepared on a going concern basis. The Parent has incurred substantial losses in recent years which has significantly weakened its financial condition. At December 31, 1995 the Parent's current liabilities exceeded its current assets by $52 million. This working capital deficiency includes outstanding borrowings of $33 million related to a credit facility with certain banks which is secured by substantially all of the assets of the Companies and $15 million related to subordinated notes. In 1995, as a result of non-compliance by the Parent with certain covenants of the credit facility, the terms were modified to accelerate the final maturity to December 29, 1995 and the subordinated notes were modified to provide for a final maturity of six months thereafter. The credit facility was not repaid at maturity causing the credit facility and the subordinated notes to then be in default. On April 26, 1996, the terms of the credit facility were modified to provide for an extended maturity date of the earlier of November 30, 1996 or completion of the sale of substantially all of the Parent's business and assets to Metrocall, Inc., pursuant to the agreement described further in Note B. The Parent has subsequently been in default under the modified credit facility with respect to the delivery of certain financial statements in 1996.

           PAGE AMERICA GROUP, INC. (NEW YORK AND CHICAGO OPERATIONS)

         (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     The Parent intends to satisfy its obligations with proceeds it expects to receive from the planned transaction with Metrocall, Inc. If this transaction is not completed as planned, there would be substantial doubt about the ability of the Parent and the Companies to continue as going concerns. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result if the transaction with Metrocall, Inc. is not completed as planned.

     INTERIM FINANCIAL STATEMENTS -- The accompanying unaudited interim financial statements as of June 30, 1996 and for each of the six month periods ended June 30, 1996 and 1995 include all adjustments which, in the opinion of management, are necessary for a fair presentation of the Companies' financial position and results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The results of the Companies' operations for the six months ended June 30, 1996 and 1995 are not necessarily indicative of the results of operations for a full fiscal year.

NOTE B -- ASSET PURCHASE AGREEMENT WITH METROCALL

     On April 22, 1996 the Parent and certain of its subsidiaries entered into an agreement to sell substantially all of their remaining business and assets to Metrocall, Inc. The transaction has been approved by the Boards of Directors of the Parent and Metrocall. The assets to be sold consist of the Parent's radio paging operations in the New York and Chicago metropolitan areas.

     The agreement provides for a sales price, subject to adjustment as discussed below, of $78.5 million, $55 million of which is payable in cash and the balance is payable in shares of Metrocall common stock. Cash proceeds totaling $4 million will be placed in escrow for up to 18 months. The number of shares of Metrocall common stock to be received by the Parent will be based on the average price of Metrocall common stock during the 20 trading days ending on the trading day five trading days preceding the closing. The purchase price is subject to downward adjustment if the actual operating results of the New York and Chicago operations during the three-month period prior to closing are below certain specified levels.

     Completion of the transaction is subject to approval by the Parent's stockholders at a special meeting to be held, approval by the Federal Communications Commission, compliance with the Hart-Scott Rodino Antitrust Improvements Act and satisfaction of other customary conditions.

           PAGE AMERICA GROUP, INC. (NEW YORK AND CHICAGO OPERATIONS)

         (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

NOTE C -- BALANCE SHEET CLASSIFICATIONS ($ IN THOUSANDS)

     Equipment consists of the following:



                                                                             DECEMBER 31,
                                                          JUNE 30,       ---------------------
                                                            1996           1995         1994
                                                         -----------     --------     --------
                                                         (UNAUDITED)
    Pagers............................................    $   8,144      $  8,164     $ 10,378
    Radio common carrier equipment....................       13,144        12,914       12,571
    Office equipment..................................        3,951         3,946        3,810
    Leasehold improvements............................          614           614          509
    Building and land.................................           64            64           64
                                                          ---------      --------     --------
                                                             25,917        25,702       27,332
                                                          ---------      --------     --------
    Less accumulated depreciation and amortization....      (19,045)      (19,040)     (19,947)
                                                          ---------      --------     --------
                                                          $   6,872      $  6,662     $  7,385
                                                          =========      ========     ========

     Accrued expenses and other liabilities comprise the following:



                                                                               DECEMBER 31,
                                                               JUNE 30,       ---------------
                                                                 1996          1995      1994
                                                              -----------     ------     ----
                                                              (UNAUDITED)
    Salaries...............................................     $    97       $  228     $ 67
    Bonuses................................................          25          115       49
    Professional services..................................          64           95        0
    Commissions............................................          31           23       15
    Taxes..................................................         934          873      614
    Other..................................................         474           79      145
                                                                -------       ------     ----
                                                                $ 1,625       $1,413     $890
                                                                =======       ======     ====

NOTE D -- NET ASSETS

     A reconciliation of Page America Group, Inc. consolidated equity to net assets included in the accompanying financial statements is as follows:



                                                                                DECEMBER 31,
                                                             JUNE 30,       ---------------------
                                                               1996           1995         1994
                                                            -----------     --------     --------
                                                            (UNAUDITED)
Page America Group, Inc. consolidated equity (deficit):
  Series One Convertible Preferred Stock, 10% cumulative,
     $.01 par value, authorized 310,000 shares; issued and
     outstanding 286,361, 286,361 and 288,881 shares;
     liquidation value -- $105, $105, and $100 per
     share................................................   $   30,068     $ 30,068     $ 28,888
                                                             ----------     --------     --------
  Common stock -- $.10 par value,
     authorized -- 100,000,000 shares; issued and
     outstanding 8,052,305, 8,052,305 and 7,101,868
     shares...............................................        1,604          805          710
  Paid-in capital.........................................       53,501       52,850       49,830
  Accumulated deficit.....................................     (100,145)     (94,945)     (78,989)
                                                             ----------     --------     --------
Total Page America Group, Inc. Consolidated Equity
  (Deficit)...............................................      (14,972)     (11,222)         439
Less: Assets and (Liabilities) which are not part of the
  New York and Chicago Operations:
  Cash and cash equivalents...............................          630          751        1,082
  Net assets of radio paging operations in other
     geographic areas.....................................                        --       18,212
  Debt....................................................      (50,347)     (48,735)     (57,991)
  Other assets and liabilities -- net.....................       (1,225)        (512)        (357)
                                                             ----------     --------     --------
Net Assets of New York and Chicago Operations.............   $   35,970     $ 37,274     $ 39,493
                                                             ==========     ========     ========

           PAGE AMERICA GROUP, INC. (NEW YORK AND CHICAGO OPERATIONS)

         (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

NOTE E -- INCOME TAXES

     The Companies join in the filing of a consolidated federal income tax return with the Parent. No tax sharing agreement exists with the Parent and, accordingly, the Companies have provided for taxes based upon a separate return basis. Due to significant tax losses generated by the Companies during the years ended December 31, 1993, 1994, and 1995, no income taxes have been provided.

     As required, the Companies are accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which prescribes an asset and liability method of accounting for income taxes. Under SFAS No. 109, deferred tax assets are to be recognized unless it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Net deferred tax assets of $611,000, $925,000 and $1,250,000 at December 31, 1995, 1994, and 1993, respectively, consisting primarily of non-currently deductible amortization, depreciation, bad debt reserves and commission expense have been offset in full by a valuation allowance. The Companies' valuation allowance decreased by approximately $314,000 and $325,000 as of December 31, 1995 and 1994, respectively and increased by approximately $448,000 as of December 31, 1993. The changes in net deferred tax assets and the corresponding valuation allowance were due principally to increases and decreases in amortization and depreciation of intangibles.

NOTE F -- CONTINGENCIES

     The Parent and its subsidiaries are involved in various lawsuits and proceedings arising in the normal course of business. In the opinion of management, the ultimate outcome of these lawsuits and proceedings will not have a material effect on the financial position, results of operations or cash flows of the Companies.

NOTE G -- TRANSACTIONS WITH PARENT

     Page America Group, Inc. provides the Companies with marketing, administrative and employee benefits services. Amounts charged for such services (approximately $870,000 and $1,166,000 for the six month periods ended June 30, 1996 and 1995, respectively (unaudited), and $2,588,000, $2,123,000, and
$2,435,000 for the years ended December 31, 1995, 1994, and 1993, respectively) are included in selling, general and administrative expenses and are allocated based upon the total pager units in service. It is not practicable to determine the amount of the above expenses that would have been incurred had the Companies operated as unaffiliated entities. However, in the opinion of management, the above allocation method is reasonable.

     The Parent sponsors a 401(K) plan covering substantially all employees, including those of the Companies. Employees who have completed ninety days of service are eligible to participate. Under the provisions of the plan, employees may contribute 1% to 4% of compensation on an after-tax basis and also defer additional amounts of compensation in 1% increments on a pre-tax basis, subject to limits established by the Internal Revenue Code. The Parent matches 100% of each participant's after-tax contributions and 25% of each participant's pre-tax contributions. The Companies' total cost of the plan amounted to $24,000 and $37,000 for the six month periods ended June 30, 1996 and 1995, respectively (unaudited), and $59,000, $112,000, and $141,000 for the years ended December 31, 1995, 1994, and 1993, respectively, relating to these matching contributions.

     The assets of the Companies serve as security under the Parent's lending agreements. No amount for interest charged under these agreements has been allocated to the Companies' operations. Interest expense on a consolidated basis for the Parent was $3,225,000 and $3,253,000 for the six month periods ended June 30, 1996 and 1995 respectively (unaudited), and $6,263,000, $5,102,000, and
$4,032,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

           PAGE AMERICA GROUP, INC. (NEW YORK AND CHICAGO OPERATIONS)

         (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

NOTE G -- TRANSACTIONS WITH PARENT -- (CONTINUED)

     Substantially all cash transactions are executed on a consolidated basis by the Parent. Accordingly, the Companies do not maintain separate cash balances attributable to their operations.

NOTE H -- RENTALS

     Rental expense was approximately $1,337,000 and $1,290,000, for the six month periods ended June 30, 1996 and 1995, respectively (unaudited), and approximately $2,546,000, $2,439,000, and $2,351,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

     Future minimum annual payments (in thousands) under non-cancelable operating leases for office space and transmitter sites, as of December 31, 1995, are as follows:

        1996................................................................  $1,145
        1997................................................................     823
        1998................................................................     664
        1999................................................................     546
        2000................................................................     432
        Thereafter..........................................................   1,576
                                                                              ------
                                                                              $5,186
                                                                              ======

     Certain leases are subject to increases in taxes, operating and other expenses.

                  PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                  (UNAUDITED)

     The following unaudited pro forma condensed combined balance sheet under the heading "Pro Forma Metrocall" gives effect to (a) the Parkway Acquisition for cash of approximately $25.0 million, direct acquisition costs of approximately $600,000 and the assumption of approximately $3.2 million in long-term obligations, and (b) the Satellite Acquisition for cash of approximately $17.0 million, approximately 1.6 million shares of Metrocall Common Stock valued at approximately $11 million and direct acquisition costs of approximately $500,000 as if each had occurred on June 30, 1996. The pro forma condensed combined balance sheet under the heading "Pro Forma Combined Company" gives effect to the acquisition of the remaining equity holdings of A+ Network for approximately 9,042,000 shares of Metrocall Common Stock, an equal number of VCRs, expected direct acquisition costs of approximately $7.8 million and the assumption of $125 million of A+ Network debt as if the acquisition had occurred on June 30, 1996. The pro forma condensed combined balance sheet under the heading "Pro Forma Combined Company" also gives effect to the required issuance of $25 million in Metrocall equity securities in order to obtain the debt financing necessary to consummate the acquisitions of A+ Network and Page America. The unaudited pro forma condensed combined balance sheet under the heading "Pro Forma Combined Company and Page America" also gives effect to the Page America Acquisition for cash of approximately $55 million, approximately 782,000 shares of Metrocall Common Stock and expected direct acquisition costs of approximately $1.2 million as if the acquisition had occurred on June 30, 1996. The Page America Acquisition is subject to adjustment based upon the financial performance prior to closing. In the accompanying pro forma statements, these adjustments are estimated based upon financial performance for the six month period ended June 30, 1996. Accordingly, the actual cash and stock consideration to be issued by Metrocall could differ.

     The unaudited pro forma condensed combined statements of operations for the six month period ended June 30, 1996 and for the year ended December 31, 1995 give effect to (a) the Parkway and Satellite Acquisitions under the heading "Pro Forma Metrocall" and (b) the Merger and the merger of Network Paging Corporation into A+ Communications, Inc. on October 24, 1995 under the heading "Pro Forma Combined Company" together with the required issuance of $25 million in Metrocall equity securities as described above and (c) the pending acquisition of Page America under the heading "Pro Forma Combined Company and Page America" as if each had occurred on January 1, 1995.

     Each of the recent and pending acquisitions will be accounted for by the purchase method of accounting. The purchase prices have been allocated on a preliminary basis to the assets to be acquired based upon the estimated value of such assets. The final allocation of intangible assets will be based upon appraised values.

     This information should be read in conjunction with the notes included herein and the Parkway Financial Statements, Satellite Financial Statements, A+ Network Consolidated Financial Statements, and Page America Financial Statements included herewith. The unaudited pro forma condensed combined financial data do not purport to represent what the Surviving Corporation's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project the Surviving Corporation's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management of Metrocall believes are reasonable. In the opinion of management of Metrocall, all adjustments have been made that are necessary to present the unaudited pro forma condensed combined data.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                             HISTORICAL
                                ------------------------------------     PRO FORMA       PRO FORMA                   PRO FORMA
                                METROCALL    PARKWAY(A)    SATELLITE    ADJUSTMENTS      METROCALL    A+ NETWORK    ADJUSTMENTS
                                ---------    ----------    ---------    -----------      ---------    ----------    -----------
Current assets:
 Cash, cash equivalents and
   short term investments...... $ 49,377       $  267       $   990       $    --        $ 50,634      $ 26,334      $ (45,166)(K)
 Accounts receivable, net......   10,788          971           548            --          12,307         8,439             --
 Inventory.....................       --          660           423        (1,083)(B)          --         6,387         (6,387)(B)
 Prepaid expenses and
   other current assets........    2,021          196            31          (106)(D)       2,142         3,716             --
                                ---------    ---------     ---------    ----------       ---------    ----------    -----------
       Total current assets....   62,186        2,094         1,992        (1,189)         65,083        44,876        (51,553)
Furniture and equipment, net...   93,375        2,902         1,699         1,083(B)       99,059        63,527          6,387(B)
Intangibles, net...............  192,248            4            62        61,048(C)      253,362        99,963        119,962(C)
Equity investment in
 A+ Network, Inc...............   26,759           --            --            --          26,759            --        (26,759)(C)
Other assets...................      312           74            60           (21)(D)         425            --             --
                                ---------    ---------     ---------    ----------       ---------    ----------    -----------
       Total Assets............ $374,880       $5,074       $ 3,813       $60,921        $444,688      $208,366      $  48,037
                                =========    =========      ========    ==========       =========    ==========     ==========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
 Current maturities of
   long-term obligations....... $    271       $2,367       $   136       $  (733)(E)    $  2,041      $     --      $      --
 Accounts payable and accrued
   expenses....................   17,457           54           489           418(F)       18,418         8,860          6,951(F)
 Obligation under tender
   offer.......................   45,165           --            --            --          45,165            --        (45,165)(C)
 Deferred revenues and
   subscriber deposits.........    2,759        1,193           889            43(G)        4,884         7,224             --
 Other current liabilities.....    7,001           --           534          (534)(G)       7,001            --             --
                                ---------    ---------     ---------    -----------      ---------    ----------    -----------
       Total current
          liabilities..........   72,653        3,614         2,048          (806)         77,509        16,084        (38,214)
Capital lease obligation.......    2,745          380            --            --           3,125            --             --
Long-term obligations..........  150,918          489        11,272        31,787(H)      194,466       124,776        (25,000)(H)
Deferred income taxes..........   11,471           --            --        10,048(I)       21,519           818         80,601(I)
Minority interest..............      500           --            --            --             500            --             --
                                ---------    ---------     ---------    -----------      ---------    ----------    -----------
       Total liabilities.......  238,287        4,483        13,320        41,029         297,119       141,678         17,387
Total stockholders' equity.....  136,593          591        (9,507)       19,892(J)      147,569        66,688         30,650(J)
                                ---------    ---------     ---------    -----------      ---------    ----------    -----------
Total liabilities and
 stockholders' equity.......... $374,880       $5,074       $ 3,813       $60,921        $444,688      $208,366      $  48,037
                                =========    =========      ========    ===========      =========    ==========     ==========

                                                                                 COMBINED
                                     PRO FORMA    HISTORICAL                    COMPANY AND
                                     COMBINED        PAGE        PRO FORMA         PAGE
                                      COMPANY      AMERICA      ADJUSTMENTS       AMERICA
                                     ---------    ----------    -----------     -----------
Current assets:
 Cash, cash equivalents and short
   term investments................  $ 31,802      $     --      $ (30,000)(K)   $   1,802
 Accounts receivable, net..........    20,746           858             --          21,604
 Inventory.........................        --            --             --              --
 Prepaid expenses and other current
   assets..........................     5,858           540             --           6,398
                                     ---------    ----------    -----------     -----------
       Total current assets........    58,406         1,398        (30,000)         29,804
Furniture and equipment, net.......   168,973         6,872             --         175,845
Intangibles, net...................   473,287        32,960         26,514(C)      532,761
Equity investment in
 A+ Network, Inc...................        --            --             --              --
Other assets.......................       425           310             --             735
                                     ---------    ----------    -----------     -----------
       Total Assets................   701,091      $ 41,540      $  (3,486)      $ 739,145
                                     ========     ==========    ===========     ===========

Current liabilities:
 Current maturities of long-term
   obligations.....................  $  2,041      $     --      $      --       $   2,041
 Accounts payable and accrued
   expenses........................    34,229         3,715          1,225(F)       39,169
 Obligation under tender offer.....        --            --             --              --
 Deferred revenues and subscriber
   deposits........................    12,108         1,855             --          13,963
 Other current liabilities.........     7,001            --             --           7,001
                                     ---------    ----------    -----------     -----------
       Total current liabilities...    55,379         5,570          1,225          62,174
Capital lease obligation...........     3,125            --             --           3,125
Long-term obligations..............   294,242            --         25,000(H)      319,242
Deferred income taxes..............   102,938            --             --         102,938
Minority interest..................       500            --             --             500
                                     ---------    ----------    -----------     -----------
       Total liabilities...........   456,184         5,570         26,225         487,979
Total stockholders' equity.........   244,907        35,970        (29,711)(J)     251,166
                                     ---------    ----------    -----------     -----------
Total liabilities and
 stockholders' equity..............  $701,091      $ 41,540      $  (3,486)      $ 739,145
                                     =========    =========     ============    ===========

            See accompanying notes A-Q to this unaudited statement.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  HISTORICAL
                                      ----------------------------------    PRO FORMA       PRO FORMA         PRO FORMA
                                      METROCALL   PARKWAY(A)   SATELLITE   ADJUSTMENTS      METROCALL       A+ NETWORK(L)
                                      ---------   ----------   ---------   -----------      ---------       -------------
Service, rent & maintenance
 revenue............................  $ 92,160     $  7,403     $10,723      $    --        $110,286          $  77,698
Product sales.......................    18,699        2,344       1,369           --          22,412              8,345
                                      ---------   ----------   ---------   -----------      ---------       -------------
       Total revenues...............   110,859        9,747      12,092           --         132,698             86,043
Net book value of products sold.....   (15,527)      (2,262)     (1,557)          --         (19,346)           (11,944)
                                      ---------   ----------   ---------   -----------      ---------       -------------
                                        95,332        7,485      10,535           --         113,352             74,099
Service, rent & maintenance
 expense............................    27,258        2,330       3,918           --          33,506             16,758
Selling, marketing, general and
 administrative.....................    40,303        3,655       4,281         (689)(M)      47,550             45,872
Depreciation & amortization.........    31,504        1,153       1,064        3,502 (N)      37,223             25,052
Other...............................     2,050           --         404           --           2,454                 --
                                      ---------   ----------   ---------   -----------      ---------       -------------
       Total operating expenses.....   101,115        7,138       9,667        2,813         120,733             87,682
                                      ---------   ----------   ---------   -----------      ---------       -------------
(Loss) Income from operations.......    (5,783)         347         868       (2,813)         (7,381)           (13,583)
Interest expense and other, net.....   (10,522)        (477)       (740)      (1,826)(O)     (13,565)           (14,589)
                                      ---------   ----------   ---------   -----------      ---------       -------------
       Net (loss) income before
        taxes.......................   (16,305)        (130)        128       (4,639)        (20,946)           (28,172)
Benefit (provision) for taxes.......       595           43          --          810 (P)       1,448                 --
                                      ---------   ----------   ---------   -----------      ---------       -------------
       Net (loss) income before
        extraordinary item..........   (15,710)         (87)        128       (3,829)        (19,498)           (28,172)
Extraordinary item..................    (4,392)          --       5,928           --           1,536               (607)
                                      ---------   ----------   ---------   -----------      ---------       -------------
       Net (loss) income............  $(20,102)   $     (87)    $ 6,056      $(3,829)       $(17,962)         $ (28,779)
                                      ==========  ============= ========   =============    ===========     =================
Net Loss per common share before
 extraordinary item.................  $  (1.34)                                             $  (1.47)
Extraordinary item, net of income
 tax benefit........................     (0.38)                                                 0.11
                                      ---------                                             ---------
Net loss per share..................  $  (1.72)                                             $  (1.36)
Shares used in computing net loss
 per share..........................    11,668                                                13,222 (Q)
                                      ==========                                            ===========

                                                       PRO FORMA                                  COMBINED
                                       PRO FORMA       COMBINED     HISTORICAL     PRO FORMA    COMPANY AND
                                      ADJUSTMENTS       COMPANY    PAGE AMERICA   ADJUSTMENTS   PAGE AMERICA
                                      -----------      ---------   ------------   -----------   ------------
Service, rent & maintenance
 revenue............................   $      --       $187,984      $ 22,387       $    --       $210,371
Product sales.......................          --         30,757         2,330            --         33,087
                                      -----------      ---------       ------     -----------   ------------
       Total revenues...............          --        218,741        24,717            --        243,458
Net book value of products sold.....          --        (31,290)       (1,481)           --        (32,771)
                                      -----------      ---------       ------     -----------   ------------
                                              --        187,451        23,236            --        210,687
Service, rent & maintenance
 expense............................          --         50,264         5,538            --         55,802
Selling, marketing, general and
 administrative.....................          --         93,422        12,359            --        105,781
Depreciation & amortization.........      21,170(N)      83,445         6,747         4,342(N)      94,534
Other...............................          --          2,454            --            --          2,454
                                      -----------      ---------       ------     -----------   ------------
       Total operating expenses.....      21,170        229,585        24,644         4,342        258,571
                                      -----------      ---------       ------     -----------   ------------
(Loss) Income from operations.......     (21,170)       (42,134)       (1,408)       (4,342)       (47,884)
Interest expense and other, net.....      (2,672)(O)    (30,826)         (137)       (2,188)(O)    (33,151)
                                      -----------      ---------       ------     -----------   ------------
       Net (loss) income before
        taxes.......................     (23,842)       (72,960)       (1,545)       (6,530)       (81,035)
Benefit (provision) for taxes.......       5,375 (P)      6,823            --            --          6,823
                                      -----------      ---------       ------     -----------   ------------
       Net (loss) income before
        extraordinary item..........     (18,467)       (66,137)       (1,545)       (6,530)       (74,212)
Extraordinary item..................          --            929            --            --            929
                                      -----------      ---------       ------     -----------   ------------
       Net (loss) income............   $ (18,467)      $(65,208)     $ (1,545)      $(6,530)      $(73,283)
                                      =============    =========== ============== ============= ==============
Net Loss per common share before
 extraordinary item.................                   $  (2.60)                                  $  (2.84)
Extraordinary item, net of income
 tax benefit........................                       0.03                                       0.04
                                                       ---------                                ------------
Net loss per share..................                   $  (2.57)                                  $  (2.80)
Shares used in computing net loss
 per share..........................                     25,389 (Q)                                 26,172(Q)
                                                       ===========                              ==============

              See accompanying notes to this unaudited statement.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     HISTORICAL
                                         ----------------------------------    PRO FORMA       PRO FORMA
                                         METROCALL   PARKWAY(A)   SATELLITE   ADJUSTMENTS      METROCALL       A+ NETWORK
                                         ---------   ----------   ---------   -----------      ---------       ----------
Service, rent & maintenance revenue....  $ 48,829     $  4,393     $ 5,030      $    --        $ 58,252         $ 43,169
Product sales..........................    13,158          847         588           --          14,593            3,006
                                         ---------   ----------   ---------   -----------      ---------       ----------
       Total revenues..................    61,987        5,240       5,618           --          72,845           46,175
Net book value of products sold........   (10,560)        (740)       (622)          --         (11,922)          (4,159)
                                         ---------   ----------   ---------   -----------      ---------       ----------
                                           51,427        4,500       4,996           --          60,923           42,016
Service, rent & maintenance expense....    16,498        1,875       1,827           --          20,200            9,273
Selling, marketing, general and
 administrative........................    22,694        1,410       1,790         (464)(M)      25,430           23,602
Depreciation & amortization............    25,098          613         339        2,429(N)       28,479           13,236
Other..................................        --           --          12           --              12              396
                                         ---------   ----------   ---------   -----------      ---------       ----------
       Total operating expenses........    64,290        3,898       3,968        1,965          74,121           46,507
                                         ---------   ----------   ---------   -----------      ---------       ----------
(Loss) Income from operations..........   (12,863)         602       1,028       (1,965)        (13,198)          (4,491)
Interest expense and other, net........    (5,890)        (172)       (579)        (219)(O)      (6,860)          (6,580)
                                         ---------   ----------   ---------   -----------      ---------       ----------
       Net (loss) income before
        taxes..........................   (18,753)         430         449       (2,184)        (20,058)         (11,071)
Benefit (provision) for taxes..........       108           --          --          405(P)          513               --
                                         ---------   ----------   ---------   -----------      ---------       ----------
       Net (loss) income...............  $(18,645)    $    430     $   449      $(1,779)       $(19,545)        $(11,071)
                                         =========   ==========   =========   ===========      =========       ==========
Net loss per share.....................  $  (1.27)                                             $  (1.21)
Shares used in computing net
 loss per share........................    14,626                                                16,180 (Q)
                                         =========                                             =========

                                                          PRO FORMA
                                          PRO FORMA       COMBINED     HISTORICAL     PRO FORMA    COMPANY AND
                                         ADJUSTMENTS       COMPANY    PAGE AMERICA   ADJUSTMENTS   PAGE AMERICA
                                         -----------      ---------   ------------   -----------   ------------
Service, rent & maintenance revenue....   $      --       $101,421      $ 10,499       $    --       $111,920
Product sales..........................          --         17,599         1,037            --         18,636
                                         -----------      ---------       ------     -----------   ------------
       Total revenues..................          --        119,020        11,536            --        130,556
Net book value of products sold........          --        (16,081)         (712)           --        (16,793)
                                         -----------      ---------       ------     -----------   ------------
                                                 --        102,939        10,824            --        113,763
Service, rent & maintenance expense....          --         29,473         2,854            --         32,327
Selling, marketing, general and
 administrative........................          --         49,032         5,464            --         54,496
Depreciation & amortization............      10,422(N)      52,137         2,647         3,112(N)      57,896
Other..................................          --            408            --            --            408
                                         -----------      ---------       ------     -----------   ------------
       Total operating expenses........      10,422        131,050        10,965         3,112        145,127
                                         -----------      ---------       ------     -----------   ------------
(Loss) Income from operations..........     (10,422)       (28,111)         (141)       (3,112)       (31,364)
Interest expense and other, net........      (1,827)(O)    (15,267)          121        (1,094)(O)    (16,240)
                                         -----------      ---------       ------     -----------   ------------
       Net (loss) income before
        taxes..........................     (12,249)       (43,378)          (20)       (4,206)       (47,604)
Benefit (provision) for taxes..........       4,126(P)       4,639            --            --          4,639
                                         -----------      ---------       ------     -----------   ------------
       Net (loss) income...............   $  (8,123)      $(38,739)     $    (20)      $(4,206)      $(42,965)
                                         ===========      =========     ========     ===========   ============
Net loss per share.....................                   $  (1.37)                                  $  (1.47)
Shares used in computing net
 loss per share........................                     28,348 (Q)                                 29,130(Q)
                                                          ===========                              ===========

              See accompanying notes to this unaudited statement.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

     The pro forma condensed combined financial statements assume a per share price of $8.00 for the Metrocall Common Stock to be issued in connection with the acquisitions of A+ Network and Page America. The pro forma condensed combined financial statements also assume that the variable common rights to be issued in connection with the A+ Network acquisition have no value. The purchase price ultimately will be based upon the trading price of Common Stock on the closing date of each acquisition. The purchase prices and allocations are subject to change, which may be material, based upon a variety of factors including actual share prices at closing of each acquisition, financial performance prior to closing of the companies to be acquired, and asset appraisals.

(A) Historical Parkway financial statements are as of June 20, 1996, for the 25 week period ending June 20, 1996, and the year-ended December 31, 1995.

(B) Reflects the reclassification of pagers held for resale or future rental, from inventory to furniture and equipment for Parkway, Satellite and A+ Network to conform accounting practices to those of Metrocall.

(C) Reflects fair values assigned to intangible assets acquired which consist of the following (in thousands):

                                              PARKWAY    SATELLITE    A+ NETWORK    PAGE AMERICA
                                              -------    ---------    ----------    ------------
        FCC License........................   $22,357     $ 22,832     $141,118       $ 31,521
        Subscriber Lists...................     2,763        3,114       60,479         27,953
        Non-compete........................        --           --        1,950             --
        Goodwill...........................    10,048           --       81,419             --
        Less: Historical Investment by
          Metrocall........................        --           --      (65,041)            --
        Less: Historical Intangibles.......        (4)         (62)     (99,963)       (32,960)
                                              -------    ---------    ----------    ------------
                                              $35,164     $ 25,884     $119,962       $ 26,514
                                              =======      =======    =========     ==========

     As of June 30, 1996, Metrocall had purchased approximately 40% of the outstanding common stock of A+ Network for approximately $91.8 million plus direct acquisition costs which was reflected on Metrocall's balance sheet as equity investment in A+ Network of $26.8 million and goodwill of $65.0 million.

     Pursuant to the terms of the A+ Agreement, the merger is required to be consummated by November 16, 1996. In the event that the merger is not consummated or the merger agreement otherwise amended, the Company may be required to sell its 40% investment in A+ Network. As of June 30, 1996, the Company's investment in A+ Network together with related goodwill is reflected on the Company's balance sheet at approximately $92 million which resulted from a cash purchase price of $21.10 per share for approximately
     4.4 million shares of A+ Network. The closing market price of A+ Network common stock on September 27, 1996 was $7.75 per share or a decrease based upon market value of approximately $58 million. Therefore, if the Company were required to sell this investment at current market prices, the Company would likely realize a substantial loss upon disposition which has not been reflected in the accompanying pro forma statements.

(D) Reflects primarily the deferred tax asset of Parkway for which no value has been assigned in the pro forma statements.

(E) Reclassifies assumed current maturities of long-term obligations related to the Parkway Acquisition to noncurrent pursuant to the terms of Metrocall's financing arrangements. Also, reflects the elimination of long-term obligations included on Satellite's financial statements which are not assumed pursuant to the terms of the acquisition agreement.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(F) Reflects estimated accruals for direct acquisition costs together with estimated accruals for costs of closing acquired duplicate facilities, estimated severance for planned terminations of acquired employees and share registration rights.

(G) Reflects the elimination of other liabilities included on Satellite's financial statements which are not assumed pursuant to the terms of the acquisition agreement and reclassifies $43,000 of subscriber deposits to deferred revenue and subscriber deposits.

(H) Reflects cash payments for Parkway and Satellite of $25.5 million and $17 million, respectively, financed with long-term borrowings together with the refinancing of assumed current maturities of Parkway debt ($0.6 million) with noncurrent obligations less $11.3 million of long-term obligations of Satellite not assumed.

     Reflects application of proceeds from $25 million private placement of equity securities by Metrocall prior to closing the merger with A+ Network.

     Reflects cash payments of $55 million for Page America of which $30 million is assumed to be paid from cash on hand and $25 million is assumed to be financed with long-term debt.

(I) The Parkway Acquisition is structured as a stock purchase. The A+ Network acquisition is structured as a tax free reorganization. The deferred income tax liability represents the tax effect of the difference between the amounts allocated to assets acquired and their tax basis.

(J) Reflects the shares of Metrocall Common Stock and VCRs expected to be issued for these acquisitions, less historical equity amounts. Also reflects the shares estimated to be issued related to the private placement of equity required under the New Credit Facility. This issuance is presumed for purposes of the pro forma statements to be a common stock offering, however, neither the terms nor conditions of the Offering have been established.

     The accompanying statements under the heading "Pro Forma Combined Company" include the expected issuance of approximately 467,000 shares of Metrocall Common Stock for pending acquisitions of A+ Network. Historical financial statements for these acquisitions have not been included in the accompanying pro forma statements as they are not significant.

(K) Reflects the second payment under the tender offer for A+ Network shares made on July 1, 1996 as if the payment was made on June 30, 1996.

     Reflects cash payment of $55 million for Page America of which $25 million is assumed to be financed as long-term debt.

(L) On October 24, 1995, A+ Network acquired Network in the A+/Network Merger for approximately $12 million in cash, common stock valued at $50.8 million and incurred related expenses of approximately $3.1 million. At the same time, A+ Network sold $125,000,000 of 11 7/8% Senior Subordinated Notes due 2005 (the "Notes"). The acquisition was accounted for using the purchase method. The following gives effect to the acquisition by A+ Network and the sale of the Notes as if they had occurred on January 1, 1995. The unaudited pro forma condensed financial data should be read in conjunction with A+ Network's historical consolidated financial statements and the consolidated unaudited financial statements of Network and the notes thereto included elsewhere herewith.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                   HISTORICAL
                                                              --------------------    PRO FORMA       PRO FORMA
                                                              A+ NETWORK   NETWORK   ADJUSTMENTS      A+ NETWORK
                                                              ----------   -------   -----------      ----------
                                                                                (IN THOUSANDS)
         Service, rent and maintenance revenue..............   $ 53,308    $24,390    $      --        $ 77,698
         Product sales......................................      4,024      4,321           --           8,345
                                                               --------     ------    ---------        --------
                 Total revenues.............................     57,332     28,711           --          86,043
         Net book value of products sold....................      7,878      4,066           --          11,944
                                                               --------     ------    ---------        --------
                                                                 49,454     24,645           --          74,099
         Service, rent and maintenance expenses.............     11,584      5,533         (359)(1)      16,758
         Selling, general and administrative................     32,503     19,424          (38)(1)      45,872
                                                                                         (1,498)(1)
                                                                                            147(2)
                                                                                         (4,666)(3)
         Depreciation and amortization......................     14,835      3,026        7,191(4)       25,052
         Reorganization.....................................        669         --         (669)(5)          --
                                                               --------     ------    ---------        --------
                 Total operating expenses...................     59,591     27,983          108          87,682
                                                               --------     ------    ---------        --------
         Loss from operations...............................    (10,137)    (3,338)        (108)        (13,583)
         Interest expense, net..............................     (3,708)      (760)     (10,121)(6)     (14,589)
                                                               --------     ------    ---------        --------
         Loss before income taxes and extraordinary item....    (13,845)    (4,098)     (10,229)        (28,172)
         Income taxes.......................................         --       (707)         707(7)           --
                                                               --------     ------    ---------        --------
         Loss before extraordinary item.....................    (13,845)    (4,805)      (9,522)        (28,172)
         Extraordinary item.................................       (607)        --           --            (607)
                                                               --------     ------    ---------        --------
         Net loss...........................................   $(14,452)   $(4,805)   $  (9,522)       $(28,779)
                                                               ========     ======    =========        ========

       ----------------------
       (1) Adjustment to eliminate specific operating and nonrecurring expenses that would not have been incurred had the A+/Network Merger occurred on January 1, 1995. Such savings are specifically identified as follows (in thousands):

             Reduction in long distance telephone charges................................   $  267
             Redundant paging terminals and related telephone expenses...................       92
             Redundant yellow page advertising expense...................................       38
             Salary costs of personnel not to be retained by A+/Network based on analysis
               of A+/Network staffing requirements.......................................    1,498
                                                                                            ------
                     Total...............................................................   $1,895
                                                                                            ======

       (2) Adjustment to provide for changes in compensation of certain executive officers pertaining to employment contracts entered into at the time the A+/Network Merger closed.

       (3) Adjustment to eliminate compensation costs that would not have been incurred had the A+/Network Merger occurred on January 1, 1995.

       (4) To record amortization expense related to intangibles for the period from January 1, 1995 to October 24, 1995 net of $304,000 in historical amortization expense for intangibles recorded by Network before the A+/Network Merger.

       (5) To give effect to elimination of the non-recurring reorganization expenses incurred by A+ Network as a result of the A+/Network Merger.

       (6) Reflects interest expense on the Notes at 11 7/8% (plus amortization of debt issuance costs of approximately $4.6 million and discount of $907,500) net of interest expense ($5,270,000) applicable to all existing long-term debt which was repaid with the proceeds from the sale of the Notes.

       (7) Adjustment to reverse the income tax provision applicable to Network, as its taxable income would be offset by A+ Network's net operating losses for income tax purposes had the A+/Network Merger occurred on January 1, 1995.

(M) Reflects the elimination of certain executive salaries for Parkway and Satellite executives terminated upon completion of the respective acquisitions in July and August of 1996.

(N) Reflects incremental depreciation and amortization based upon the preliminary allocation of depreciable and amortizable assets and assumed useful lives of 5 years for subscriber lists and 15 years for FCC licenses and goodwill. The $1.9 million assigned to non-compete agreements in conjunction with the A+ Network acquisition will be amortized over 3 years.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(O) Represents the estimated incremental interest at a rate of 8.75% that would have been incurred assuming all acquisitions were completed on January 1, 1995. Does not assume a refinancing of the A+ Network public debt.

(P) Represents the tax benefit resulting from the amortization of acquired intangibles for A+ Network and Parkway assuming an effective income tax rate of 40%.

(Q) Includes the effect of shares of Metrocall Common Stock assumed to be issued in the Merger and the Pending Acquisitions as if each had occurred as of the beginning of the period. Also assumes that the $25 million private equity offering is consummated with common stock equivalents at $8 per share. Neither the terms nor the pricing of the equity offering have been established.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                   EXHIBIT DESCRIPTION
-------     -----------------------------------------------------------------------------
   2.1      Asset Purchase Agreement by and among O.R. Estman, Inc. d/b/a Satellite
            Paging, Dana Paging, Inc. d/b/a Message Network, Bertram M. Wachtel, Edward
            R. Davalos, Kevan D. Bloomgren and Metrocall, Inc., dated February 28,
            1996.(a).....................................................................
   2.2      Amendment to the Asset Purchase Agreement by and among O.R. Estman, Inc.
            d/b/a Satellite Paging, Dana Paging, Inc. d/b/a Message Network, Bertram M.
            Wachtel, Edward R. Davalos, Kevan D. Bloomgren and Metrocall, Inc., dated
            August 30, 1996.(b)..........................................................
  23.1      Consent of Arthur Andersen LLP, as independent public accountants for O.R.
            Estman, Inc. and Dana Paging, Inc. dba Satellite Paging and Message
            Network......................................................................
  23.2      Consent of Hutton, Patterson & Company, as independent public accountants for
            Parkway Paging, Inc. ........................................................
  23.3      Consent of Deloitte & Touche LLP, as independent auditors for A+ Network,
            Inc. ........................................................................
  23.4      Consent of Price Waterhouse LLP, as independent public accountants for
            Network Paging, Corporation..................................................
  23.5      Consent of Ernst & Young LLP, as independent public accountants for Page
            America Group, Inc. .........................................................

---------------

(a) Incorporated by reference to Metrocall's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996, filed with the Securities and Exchange Commission on July 15, 1996.

(b) Previously filed.